EXHIBIT 2

The transactions are made for the securities of Japanese companies.  The offer is subject to the disclosure requirements of Japan, which are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights or any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in the open market or privately negotiated purchases.

This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail.

[Translation]

November 10, 2020
To whom it may concern

Resona Holdings, Inc.
(Securities code: 8308)
Kansai Mirai Financial Group, Inc.
(Securities code: 7321)

Notice Regarding the Execution of the Share Exchange Agreement (Simplified Share Exchange)
for Resona Holdings, Inc. to Make Kansai Mirai Financial Group, Inc. a Wholly-Owned Subsidiary

Resona Holdings, Inc. (“Resona Holdings”) and Kansai Mirai Financial Group, Inc. (“Kansai Mirai Financial Group”) hereby announce that both companies respectively resolved at their respective board of directors meeting held today: (i) to conduct a share exchange where Resona Holdings will be a wholly-owning parent company resulting from the share exchange and Kansai Mirai Financial Group will be a wholly-owned subsidiary resulting from the share exchange (the “Share Exchange”) whereby Resona Holdings will make Kansai Mirai Financial Group a wholly-owned subsidiary (“Making KMFG a Wholly-Owned Subsidiary”); and (ii) to conduct a series of transactions toward Making KMFG a Wholly-Owned Subsidiary (the “Transaction”). Thereafter, both companies executed the Share Exchange Agreement (the “Share Exchange Agreement”) between them as of today, as follows.

The Share Exchange is conducted for the purpose of making Kansai Mirai Financial Group a wholly-owned subsidiary of Resona Holdings, with common stock of Resona Holdings (“Resona Holdings Shares”) as the consideration, and the Share Exchange is the main transaction in the Transaction. In accordance therewith, Kansai Mirai Financial Group’s shareholders will own the Resona Holdings Shares so that they can enjoy the results of further enhancement of the corporate value of Resona Holdings and Kansai Mirai Financial Group together with existing shareholders of Resona Holdings. This will be achieved by steadily implementing various business strategies, including measures to realize group synergy, such as re-building the business base, optimizing the Kansai channel network, and accelerating the downsizing of the headquarters’ function in the entire Resona Group (for the definition of “Resona Group”, please see (a) “Background to Starting Consideration of Making KMFG a Wholly-Owned Subsidiary” of (1) “Background to and Purpose of Making KMFG a Wholly-Owned Subsidiary” below), after Making KMFG a Wholly-Owned Subsidiary. Resona Holdings also believes that having the shareholders of Kansai Mirai Financial Group that is the customer of each company of

Kansai Mirai Group (for the definition of “Kansai Mirai Group”, please see (a) “Background to Starting Consideration of Making KMFG a Wholly-Owned Subsidiary” of (1) “Background to and Purpose of Making KMFG a Wholly-Owned Subsidiary” below; hereinafter the same) own Resona Holdings Shares after the Transaction will lead to maintaining/developing relationships between the respective Kansai Mirai Financial Group companies and the relevant transaction partners, by which each other’s enhancement of the corporate value can be enjoyed, and further enhancement of Kansai Mirai Financial Group’s corporate value. (For details of the background to consideration of the Transaction scheme, please see (b) “Background to Deciding the Scheme for Making KMFG a Wholly-Owned Subsidiary” in (1) “Background to and Purpose of Making KMFG a Wholly-Owned Subsidiary” of 1. “Purpose of Making KMFG a Wholly-Owned Subsidiary” below.)
Resona Holdings intends to conduct a tender offer (the “Tender Offer”) for common stock of Kansai Mirai Financial Group (the “Kansai Mirai Financial Group Shares”) and its share options as part of the Transaction. The Tender Offer will be conducted aiming to acquire the Kansai Mirai Financial Group Shares, at least partly in cash prior to the Share Exchange from the viewpoint of restraining dilution of earnings per share (EPS) of Resona Holdings (Note). Although the purchase price of one share of Kansai Mirai Financial Group Shares in the Tender Offer (500 yen) (the “Tender Offer Price”) is the price determined upon consultation with Sumitomo Mitsui Banking Corporation (“SMBC”), the Tender Offer will concurrently provide an opportunity for shareholders of the Kansai Mirai Financial Group other than SMBC who desire to convert their Kansai Mirai Financial Group Shares into cash at the Tender Offer Price to do so.

Upon the Tender Offer, Resona Holdings has entered into an agreement (the “Tender Agreement”) with SMBC and Sumitomo Mitsui Financial Group, Inc. (“SMFG”) as of today, which with respect to the  29,385,393 shares (the “Tendered Shares”) of the Kansai Mirai Financial Group Shares, which have been contributed to the retirement benefit trust with SMBC Trust Bank, Ltd. (“SMBC Trust Bank”) as the trustee, provides that if Resona Holdings commences the Tender Offer, SMBC shall instruct SMBC Trust Bank to tender their Tendered Shares, not to withdraw the tender and not to cancel any purchase agreement to be formed upon their tender (the “Tender”).(For details of the background of the consideration of the Transaction scheme, please see 1. “Purpose of Making KMFG a Wholly-Owned Subsidiary,” (2) “Details of Making KMFG a Wholly-Owned Subsidiary,” (b) “Regarding the Tender Offer,” (ii) “Overview of the Tender Agreement” below)

(Note)
In the Share Exchange, 1.42 shares of Resona Holdings Shares will be allocated and delivered per share of Kansai Mirai Financial Group Shares (the share exchange ratio in the Share Exchange is hereinafter referred to as the “Share Exchange Ratio”). Net profit for the current fiscal year attributable to shareholders of Resona Holdings’s parent company is expected to increase. However, if the Tender Offer is not implemented prior to the Share Exchange, the Resona Holdings Shares to be allocated and delivered by Resona Holdings in accordance with the Share Exchange will increase compared to those allocated and delivered where the Tender Offer is implemented. For example, if the Kansai Mirai Financial Group Shares are tendered at a number equivalent to the minimum number to be purchased, then the number of Resona Holdings Shares to be allocated and delivered by Resona Holdings in accordance with the Share Exchange will be 216,378,430 shares. Thus, the number of shares of the Resona Holdings Shares to be allocated and delivered will be 41,727,258 shares less than the number of the Resona Holdings Shares (i.e., 258,105,688 shares) to be allocated and delivered where the Tender Offer is not implemented.

The Share Exchange will be conducted on April 1, 2021, as the effective date, upon successful completion of the Tender Offer, respectively (i) by Resona Holdings through a simplified share exchange without requiring the approval of its shareholders meeting pursuant to Article 796, paragraph 2 of the Companies Act (Act No. 86 of 2005, as amended; hereinafter the same); and (ii) by Kansai Mirai Financial Group after obtaining the approval of its extraordinary shareholders meeting (the “Extraordinary Shareholders Meeting”) to be held on February 19, 2021. For details of the Tender Offer, please see the press release dated today and published by Resona Holdings, the “Notice Regarding

Commencement of Tender Offer for Shares of Kansai Mirai Financial Group, Inc. (Securities Code 7321)”.

Prior to the effective date of the Share Exchange (the “Effective Date”), the Kansai Mirai Financial Group Shares will be delisted from the First Section of the Tokyo Stock Exchange, Inc. (“Tokyo Stock Exchange”) as of March 30, 2021 (last trading day is March 29, 2021).

1.	Purpose of Making KMFG a Wholly-Owned Subsidiary

(1)	Background to and Purpose of Making KMFG a Wholly-Owned Subsidiary

(a)	Background to Starting Consideration of Making KMFG a Wholly-Owned Subsidiary

Resona Holdings was incorporated as Daiwa Bank Holdings, Inc., a holding company, in December 2001 by means of a share transfer by three banks, namely, the Daiwa Bank, Limited, the Kinki Osaka Bank, Ltd., and Nara Bank, Ltd. and listed its shares on the First Sections of the Tokyo Stock Exchange and the Osaka Exchange, Inc., respectively, and changed its corporate name to Resona Holdings, Inc. (which is its currently used name) in October 2002. Resona Holdings constitutes Resona group together with Resona Bank, Limited, 25 domestic consolidated subsidiaries including Saitama Resona Bank, Limited and Kansai Mirai Financial Group, three overseas consolidated subsidiaries, and five equity-method subsidiaries (as of September 30, 2020) (collectively, “Resona Group”); as a holding company, it operates and manages each of the group companies. Each of these group companies engage in financial services including banking/trust business, as well as credit card business, venture capital business, factoring business, and investment trust service business.

By thoroughly taking the position to emphasize local customers, Resona Group has been aiming to become a financial services group that is trusted by local community and that can earn a reputation with shareholders and markets; at the same time, it has been striving to implement reforms to ensure further improvement of the group, and aiming to maximize its corporate value.

Under this basic management policy, Resona Group believed that, in the medium to long term, it was essential to aim for “simultaneous pursuit of ‘contribution to a sustainable society’ and ‘sustainable growth of its own’.” To realize its aims, in May 2020, Resona Group developed and announced the Medium-term Management Plan, where the period now covered by the plan is through fiscal year 2022.

Under the Medium-term Management Plan described above, Resona Group is accelerating its efforts based on these strategies, and using its efforts to maximize corporate value, to become the “No. 1 retail” service group.

●
Basic policy
The basic policy is the “establishment of a resonance model.” With customers’ needs and social tasks as starting points, this model adapts to changing times and provides new value to customers through various “resonances,” nurtured by new ideas and broad connections, without being tied to the existing common ideas and frameworks in the banking industry. Each employee will set the resonance model as an axis for awareness and behavior, and will realize the Medium-term Management Plan.

●
Business area
On a medium to long term basis, Resona Group will evolve into a group that provides next generation retail services, and will realize reformation of the earnings structure, through “deep mining,” where traditional indirect financial businesses (trusts and commercial banks) will be thoroughly “differentiated,” and through “challenges” to new businesses addressed with new ideas, with an aim toward “escaping from banks.”

●	Re-building bases

To realize “deep-mining” and “challenges” in business, it is essential to break the high cost characteristics that exist within retail services, and to distribute management resources appropriately. Resona Group will rebuild its business model and management base and will strive to enhance the sales force and improve productivity, setting three driving forces , namely, “digital & data,” “design thinking,” and “openness” as axes.

●	Direction of capital policy Resona Group will seek to optimize the balance of soundness, profitability, and shareholder returns, and will strive to enhance its corporate value.

Kansai Mirai Financial Group was incorporated as a holding company by Resona Holdings on November 14, 2017 for the purpose of the business integration of Kansai Urban Banking Corporation, Kinki Osaka Bank, Ltd., and Minato Bank, Ltd. (the number of Kansai Mirai Financial Group Shares owned by Resona Holdings at the time of incorporation: 530,675 shares; the ratio to the total number of issued shares: 100%). Thereafter, on December 7, 2017, Kansai Mirai Financial Group increased its capital, with Resona Holdings as the subscriber, for the purpose of raising funds to acquire all shares of Kinki Osaka Bank, Ltd. held by Resona Holdings at the time (the number of Kansai Mirai Financial Group Shares issued upon the capital increase: 62,278,950 shares; the number of Kansai Mirai Financial Group Shares owned by Resona Holdings immediately after the capital increase: 62,809,625 shares; the ratio to the total number of issued shares: 100%). Thus, on the same day, Kansai Mirai Financial Group became a wholly-owning parent company of Kinki Osaka Bank, Ltd. by acquiring all shares of the Kinki Osaka Bank, Ltd. from Resona Holdings. Further, after passing a resolution at the respective shareholders meetings of Kansai Mirai Financial Group, Kansai Urban Banking Corporation, and Minato Bank, Ltd., which were held on December 26, 2017, a share exchange was implemented, effective April 1, 2018, with Kansai Mirai Financial Group as the wholly-owning parent company, and Kansai Urban Baking Corporation and Minato Bank, Ltd. as wholly-owned subsidiaries. This led to creation of the current Kansai Mirai Group (the total number of Kansai Mirai Financial Group Shares allocated and delivered through the share exchange: 310,456,594 shares; of this number, the number of Kansai Mirai Financial Group Shares allocated and delivered to Resona Holdings: 127,911,555 shares. The number of Kansai Mirai Financial Group Shares owned by Resona Holdings immediately after the share exchange: 190,721,180 shares; the ratio to the total number of issued shares: 51.10% (rounded to the second decimal place)) (The number of Kansai Mirai Financial Group Shares owned by Resona Holdings immediately after the share exchange has not changed to date; however, through Kansai Mirai Financial Group’s acquisition and cancellation of its treasury shares and the exercise of Kansai Mirai Financial Group’s share options, as of today, the number of Kansai Mirai Financial Group Shares owned by Resona Holdings (Note) is 51.15%).

(Note)
The ownership ratio means the ratio (rounded off to second decimal place) to the number of shares (372,862,105 shares) obtained by the following method: the total number of issued shares of the Kansai Mirai Financial Group Shares as of September 30, 2020 (372,876,219 shares), stated in the “Second Quarter (Interim Period) Summary of the Financial Statement for the Period Ending March 2021 Japan Standard (Consolidated)” (the “Second Quarter Summary of Financial Statements”), which was released by Kansai Mirai Financial Group today, plus the number of Kansai Mirai Financial Group Shares (376,356 shares) which are subject to the share options (1,588 units) as of May 31, 2020, stated in the annual securities report for the 3rd fiscal year submitted by Kansai Mirai Financial Group on June 26, 2020, and minus the number of treasury shares (390,470 shares) relating to Kansai Mirai Financial Group Shares owned by Kansai Mirai Financial Group as of September 30, 2020, stated in the Second Quarter Summary of Financial Statements. The same method shall apply hereinafter. In addition to the 390,470 treasury shares mentioned above, there are 100 other shares that are owned in the name of Kansai Mirai Bank, which are limited on the shareholder register but which are not substantially owned.

Further, as of September 30, 2020, Kansai Mirai Financial Group constitutes Kansai Mirai Group together with Resona Holdings (which is Kansai Mirai Financial Group’s parent company), and fifteen consolidated subsidiaries (“Kansai Mirai Group”); and it engages mainly in banking business, as well as businesses pertaining to financial services including lease business/credit card business. Kansai Mirai Financial Group has established, as its most important mission, contributing to the further stimulation and vigorous growth of the economy of the Kansai region (namely, Osaka, Kyoto, Hyogo, Shiga, Nara, and Wakayama; collectively, “Kansai” or “Kansai Region”), which is centered on Osaka, Hyogo, and Shiga as the home markets. Also, as the regional financial group having the largest total assets on a consolidated basis at the end of March 2020 among the seven local financial group companies, which have local banks with head offices in Kansai at their core, Kansai Mirai Financial Group aims at creating a “New Retail Financial Services Model that is in Step with the Future of the Kansai Region,” and sets the following three points as its management objectives: “contributing to the growth and stimulation of the local communities,” “enhancing productivity and providing customers great convenience,” and “realizing profitability, efficiency and soundness appropriate for a leading financial volume in Japan.” As such, Kansai Mirai Financial Group focuses on building a trust relationship with customers that are not affected by economic environment and competitive environment, and it works on retail banking services mainly focusing on small and medium-sized enterprises and individual finance. Also, for the purpose of deepening the respective group companies’ strengths, including the relationship with customers and local communities that each of the group companies has fostered for many years, Kansai Mirai Financial Group merged Kansai Urban Banking Corporation and Kinki Osaka Bank, Ltd., which were its wholly-owned subsidiaries, in April 2019, to establish Kansai Mirai Bank, Ltd. This has led to the present organization.

The business environment surrounding financial institutions changed due to factors such as prolonged low interest rates, change in the population composition and development of a mature society, change in the financial business in accordance with technology development, and the arrival of a new age of cross-industry competition. Thus, for the purpose of adapting to these business environmental changes, and contributing to further stimulation and strong development of the Kansai economy by creating a “New Retail Financial Services Model that is in Step with the Future of the Kansai Region” earlier than any other party, Resona Holdings incorporated Kansai Mirai Financial Group on November 14, 2017; and on April 1, 2018, it integrated Kansai Urban Banking Corporation, Kinki Osaka Bank, Ltd., and the Minato Bank, Ltd. by having these three financial institutions as Resona Holdings’ wholly-owned subsidiaries (as of the same date, Kansai Mirai Financial Group listed its common stock on the First Section of the Tokyo Stock Exchange, as an intermediate holding company, with Resona Holdings as the parent company).

While Resona Holdings made Kansai Mirai Financial Group its consolidated subsidiary, it provided Kansai Mirai Financial Group with Resona Group’s strengths such as those pertaining to trust/real estate functions, customer base, and omni-channel-related strategies. Resona Holdings intended to improve business efficiency and productivity by utilizing, to the fullest extent, its advantages as a corporate group, to build a close relationship with shareholders in the Kansai region as the local area, and with a view to future development as a platform for local bank reorganization, intending to maintain Kansai Mirai Financial Group’s listing.

However, the environmental changes surrounding the banking industry, such as prolonged negative interest rates, rapid deterioration of the global economy due to the ongoing spread of COVID-19, and increasing uncertainty concerning the outlook of the domestic and foreign economy, are becoming increasingly severe much faster than expected when Resona Holdings made Kansai Mirai Financial Group its consolidated wholly-owned subsidiary. Banks that directly compete with Resona Holdings and  Kansai Mirai Financial Group are implementing various measures to raise their profitability, such as integrating with other banks, or allying with other industries; thus, competition among banks is expected to be protracted. In addition, since creation of the system for funds transfer services, money transfer services that do not go through banks are expanding, both in the number of transfer transactions and the amounts transferred. In June 2020, the “Bill to Partly Amend Acts, etc. Regarding Sales, etc. of Financial Instruments to Improve the Convenience of, and to Protect, Financial Service Users” was established and promulgated, amending the Payment Services Act, among other laws, and new types of businesses that can transfer large amounts of funds (more than one million yen) were created (type 1 funds transfer service provider). As such, competition with industries other than banks is expected to be harsh in the future. In particular, COVID-19 is not expected to just have a temporary effect, but also a significant and long-term effect on the actual economy. Thus, Resona Holdings believes that the ways of the business may be changed fundamentally in accordance with significant changes in the customers’ life-styles and workers’ work styles, such as an increase in online transactions and expansion of telework.

Under the circumstances, based on the current capital relationship where Resona Holdings and Kansai Mirai Financial Group operate businesses independently as listed companies, there is a structural risk concerning a conflict of interest between Resona Holdings as Kansai Mirai Financial Group’s parent company and general shareholders of Kansai Mirai Financial Group as listed subsidiaries. Also, it is necessary to ensure the independence of Kansai Mirai Financial Group as a listed subsidiary. Mainly for the foregoing reasons, Resona Holdings acknowledged in late April 2020 that, when mutually using and redistributing the two companies’ respective management resources, it is difficult to take drastic measures, such as attempting to realize optimization entirely on a group basis, and that it is difficult to mutually use and re-distribute management resources promptly as necessary to exert the synergy that can be gained by being a member of Resona Group to the extent possible . As stated above, the future competitive environment surrounding the banking industry is expected to be even more severe. Thus, in the beginning of August 2020, Resona Holdings comprehensively considered these factors and acknowledged that, in order to enhance both companies’ corporate value in the business environment, it is essential to resolve any conflicts of interest and other issues by privatizing Kansai Mirai Financial Group and making it a wholly-owned subsidiary of Resona Holdings soon, aggregating Resona Group’s management resources, and further enhancing the integrity of Kansai Mirai Financial Group and Resona Holdings. It further acknowledged that the best measure to realize sustainable and further growth of Kansai Mirai Financial Group is to further promote group synergy and respond to turbulent business environment changes flexibly and rapidly with the whole group having a sense of unity, by taking the measures stated below as well as propelling measures to realize group synergy, such as re-building the business base, optimizing the Kansai channel network, and accelerating the downsizing of the headquarters’ function in the entire Resona Group, after Making KMFG a Wholly-Owned Subsidiary. Also, in the Kansai Region, which is Resona Group’s home market, economic activities are expected to further stimulate through, among other things, holding of the World Exposition in Osaka, Kansai in 2025. Thus, Resona Holdings acknowledged that Making KMFG a Wholly-Owned Subsidiary will lead to further enhancement of Resona Group’s commitment to the Kansai Region, and further growth of the local economy.

<Major group synergy by Making KMFG a Wholly-Owned Subsidiary>

●	Re-building business base
*
Under the current capital relationship where Kansai Mirai Financial Group maintains its listing when mutually utilizing the two companies’ respective management resources, due to concerns regarding conflicts of interest with general shareholders of Resona Group and Kansai Mirai Financial Group, it is difficult to take drastic measures, such as attempting to realize optimization entirely on a group basis, and it is difficult to introduce various measures with Resona Group promptly, therefore the possibility cannot be denied that the synergy generated as a result of Kansai Mirai Financial Group being part Resona Group is not exerted to the maximum extent.

*
This situation will be resolved after Making KMFG a Wholly-Owned Subsidiary, and optimum redistribution of management resources will be possible throughout the entire Resona Group. Specifically, the Resona Group believes further cost reduction and enhancement of the sales force can be expected through re-building the business base, such as through re-building the aggregating system for efficient clerical procedures and reallocating the right human resources to the right place throughout the entire Resona Group

●	Optimizing Kansai channel network

*
The Resona Group believes it is possible to realize cost reduction and enhancement of the sales force by optimizing the channel network in the Kansai area, utilizing various measures such as joint stores, improvement of customers’ convenience by extending channels available for use by integrating relevant services, and further reduction of store costs through promoting additional reformation of clerical work at stores, .

*	, since the structural risk concerning a conflict of interest between Resona Group and of Kansai Mirai Financial Group will be resolved.

●	Accelerating downsizing of headquarters’ function
*
Under the relationship in which both companies are listed, it is necessary to secure a system that enables Kansai Mirak Financial Group to continue its operation independently of Resona Holdings (which is Kansai Mirai Financial Group’s parent company); however, after Making KMFG a Wholly-Owned Subsidiary, Resona Group’s head office and the Kansai Mirai Group’s head office will mainly operate the group integrally, and it will be possible to realize cost reduction by further downsizing the headquarters’ function through optimization of overlapping functions .

*	By downsizing the headquarters’ function, Resona Group will create human resources; concurrently, it will re-allocate human resources within the Kansai Mirai Group and increase contact with customers.

Based on that acknowledgement, in early August 2020, Resona Holdings elected BofA Securities Japan Co., Ltd. (“BofA Securities”) as its financial advisor independent from Resona Holdings, Kansai Mirai Financial Group, and SMBC, which is a shareholder of Kansai Mirai Financial Group and agreed with Resona Holdings to implement the Tender (the “Tendering Shareholder”), and Nishimura & Asahi as its legal advisor independent from Resona Holdings, Kansai Mirai Financial Group, and SMBC (which is the Tendering Shareholder), and started considering Making KMFG a Wholly-Owned Subsidiary. At the same time, Resona Holdings made an initial proposal to Kansai Mirai Financial Group regarding Making KMFG a Wholly-Owned Subsidiary in late August 2020.s

Since Kansai Mirai Financial Group became a member of Resona Group in April 2018, it has cooperated with Resona Holdings in relation to their business operations, including introduction of various financial instruments/services owned by Resona Holdings, utilization of trusts/real estate functions, and integration of clerical work systems to improve business efficiency. In addition, based on “the Second Medium-Term Management Plan, Change Gears for ‘Kansai’,” where the period covered by the plan is from the fiscal year ending in March 2021 to the fiscal year ending in March 2023, developed in May 2020,it has been focusing on asset formation, business development, and transfer support as strategic business, and at the same time, has been striving to realize improvement of productivity through channel reformation, reformation/digitalization of business, and reformation of human resources. Concurrently, as a listed company, Kansai Mirai Financial Group has been respecting the interests of general shareholders and striving to ensure its independence.  Thus, Kansai Mirai Financial Group has acknowledged that, under the current capital relationship where Kansai Mirai Financial Group maintains its listing when mutually utilizing the two companies’ respective management resources, due to concerns regarding conflicts of interest with general shareholders of Resona Group and Kansai Mirai Financial Group, it is difficult to take drastic measures, such as attempting to realize optimization entirely on a group basis, and it is difficult to introduce various measures with Resona Group promptly, so that the possibility cannot be denied that the synergy generated as a result of Kansai Mirai Financial Group being part of the Resona Group is not exerted to the maximum extent.

In addition to prolonged negative interest rates, alliances or integration with banks, and participation in the financial business by other industry players, COVID-19 is not expected to just have a temporary effect, but also a significant and long-term effect on the actual economy; thus, the business environment is becoming much more harsh. In particular, banks that directly compete with Resona Holdings and  Kansai Mirai Financial Group are implementing various measures to raise their profitability, such as integrating with other banks, or allying with other industries; thus, competition among banks is expected to be protracted. In addition, since the creation of a system for funds transfer services, money transfer services that do not go through banks are expanding, both in the number of transfer transactions and the amount transferred. In June 2020, the “Bill to Partly Amend Acts, etc., Regarding Sales, etc., of Financial Instruments to Improve the Convenience of, and to Protect, Financial Service Users” was established and promulgated, amending the Payment Services Act, among other laws, and types of businesses that can transfer large amount of funds (more than one million yen) were created (type 1 funds transfer service provider). As such, competition with industries other than banks is expected to be harsh in the future. To improve the ability to respond to such business environment, Kansai Mirai Financial Group arrived at the idea that it is necessary to strive  to resolve the following important management tasks, and to accelerate the implementation speed: (i) building strong management condition by further enhancing business efficiency and controlling expenses; (ii) improving the ability to receive consideration for financial services from sources other than interest (earnings power of services); and (iii) maintaining and developing a capital base to support the local economy.

Under the circumstances, in response to the initial proposal regarding Making KMFG a Wholly-Owned Subsidiary, which Kansai Mirai Financial Group received from Resona Holdings in late August 2020, Kansai Mirai Financial Group elected in late August 2020, Nomura Securities Co., Ltd. (“Nomura Securities”) as its financial advisor independent from Resona Holdings, Kansai Mirai Financial Group, and SMBC (which is the Tendering Shareholder), and Kitahama Partners (“Kitahama Partners”) as its legal advisor independent from Resona Holdings, Kansai Mirai Financial Group, and SMBC (which is the Tendering Shareholder). Further, in order to avoid any conflict of interest, Kansai Mirai Financial Group established a special committee (the “Special Committee”) (for details of the composition, specific substance of activities, and other matters regarding the committee, please see “3. Grounds for Details of Allocation in the Share Exchange,” “(5) Measures to Avoid Conflicts of Interest,” “(a) Establishment of an Independent Special Committee in Kansai Mirai Financial Group” below; hereinafter the same)  and developed a system for consideration/discussion/negotiation for Making KMFG a Wholly-Owned Subsidiary.

(b)	Background to Deciding the Scheme for Making KMFG a Wholly-Owned Subsidiary

As stated in “(a) Background to Starting Consideration of Making KMFG a Wholly-Owned Subsidiary” above, after Resona Holdings made an initial proposal to Kansai Mirai Financial Group in late August 2020 regarding Making KMFG a Wholly-Owned Subsidiary, it considered the transaction scheme for Making KMFG a Wholly-Owned Subsidiary.

Specifically, Resona Holdings compared and considered the following schemes, upon receiving advice from BofA Securities from financial viewpoints and legal advice from Nishimura & Asahi from legal view points: a) a scheme to make Kansai Mirai Financial Group a wholly-owned subsidiary of Resona Holdings using Resona Holdings Shares as consideration, by means of a share exchange whereby Resona Holdings would become the wholly-owning parent company and Kansai Mirai Financial Group would become the wholly-owned subsidiary; b) a scheme to make Kansai Mirai Financial Group a wholly-owned subsidiary of Resona Holdings with consideration in cash, by requesting the sale of shares, etc., or consolidating shares, after implementing a tender offer for Kansai Mirai Financial Group Shares and Kansai Mirai Financial Group’s first issue of stock options, second issue of stock options, third issue of stock options, fourth issue of stock options, fifth issue of stock options, and sixth isssue of stock options (the first to sixth issuances of stock options by Kansai Mirai Financial Group are hereinafter collectively referred to as the “Share Options”); and c) a scheme to make Kansai Mirai Financial Group a wholly-owned subsidiary of Resona Holdings using Resona Holdings Shares as consideration, by means of a share exchange whereby Resona Holdings would become the wholly-owning parent company and Kansai Mirai Financial Group would become the wholly-owned subsidiary, after acquiring part of Kansai Mirai Financial Group Shares with consideration in cash, by means of the tender offer for the Kansai Mirai Financial Group Shares and the Share Options.

As a result, at the beginning of October 2020, Resona Holdings reached the decision that it is desirable to employ the scheme mentioned in c) above for the reasons stated in (i) and (ii) below:

(i)
Resona Holdings thought that it was desirable to choose a scheme that would enable Kansai Mirai Financial Group shareholders to decide to receive Resona Holdings Shares as consideration (i.e., the scheme of a) or c) above), for the following reasons:
a. When making Kansai Mirai Financial Group a wholly-owned subsidiary using Resona Holdings Shares as consideration, by having Kansai Mirai Financial Group shareholders own Resona Holdings Shares, they can enjoy the results of further enhancement of the corporate value of Resona Holdings and Kansai Mirai Financial Group together with existing shareholders of Resona Holdings, which will be achieved by steadily implementing measures to realize group synergy, such as re-building the business base, optimizing the Kansai channel network, and accelerating the downsizing of the headquarters’ function in the entire Resona Group after the Transaction (specifically, please see (a) “Background to Starting Consideration of Making KMFG a Wholly-Owned Subsidiary” above) and various business strategies; and
b. Some transaction partners of the respective Kansai Mirai Financial Group companies own Kansai Mirai Financial Group Shares, and Resona Holdings acknowledges that the capital relationship achieved through owning Kansiai Mirai Financial Group Shares contributes to building/maintaining the relationship between the respective Kansai Mirai Group companies and such transaction partners; therefore, instead of choosing a scheme where Kansai Mirai Financial Group becomes a wholly-owned subsidiary of Resona Holdings with consideration in cash only, such as requesting the sale of shares, etc., or consolidating shares, after implementing a tender offer for Kansai Mirai Financial Group Shares and the Share Options, and completely losing the capital relationship between the relevant transaction partners and the respective Kansai Mirai Financial Group companies, having Kansai Mirai Financial Group shareholders own Resona Holdings Shares after privatizing Kansai Mirai Financial Group will lead to maintaining/developing relationships between the respective Kansai Mirai Financial Group companies and the relevant transaction partners by which each other’s enhancement of the corporate value can be enjoyed, and further enhancement of Kansai Mirai Financial Group’s corporate value.

(ii)
When implementing a share exchange where Resona Holdings becomes the wholly-owning parent company and Kansai Mirai Financial Group becomes the wholly-owned subsidiary, Resona Holdings Shares will be allocated and delivered to shareholders of Kansai Mirai Financial Group other than Resona Holdings. Net profits for the current fiscal year attributable to shareholders of the Resona Holdings’ parent company are expected to increase due to the share exchange. However, if the Tender Offer is not implemented prior to the share exchange, the Resona Holdings Shares to be allocated and delivered by Resona Holdings in accordance with the share exchange will increase compared to those allocated and delivered where the Tender Offer is implemented. For example, based on the assumption of the Share Exchange Ratio, if the Kansai Mirai Financial Group Shares are tendered at a number equivalent to the minimum number to be purchased, then the number of the Resona Holdings Shares to be allocated and delivered by Resona Holdings in accordance with the Share Exchange will be 216,378,430 shares. Thus, the number of Resona Holdings Shares to be allocated and delivered will be 41,727,258 shares less than the number of Resona Holdings Shares (i.e., 258,105,688 shares) to be allocated and delivered if the Tender Offer is not implemented. Accordingly, Resona Holdings thought that it was desirable to acquire part of Kansai Mirai Financial Group Shares with consideration in cash, prior to the share exchange.

(c)	Background to Deciding the Conditions for the Share Exchange

As stated in (a) “Background to Starting Consideration of Making KMFG a Wholly-Owned Subsidiary” above, Resona Holdings made an initial proposal to Kansai Mirai Financial Group regarding Making KMFG a Wholly-Owned Subsidiary in late August 2020.

Then, after discussions stated in (b) “Background to Deciding the Scheme for Making KMFG a Wholly-Owned Subsidiary” above, in order for general shareholders of Kansai Mirai Financial Group to enjoy the results of further enhancement of the corporate value of Resona Holdings and Kansai Mirai Financial

Group, which will be achieved by steadily implementing measures to realize group synergy, such as re-building the business base, optimizing the Kansai channel network, and accelerating the downsizing of the headquarters’ function in the entire Resona Group after the Transaction (specifically, please see (a) “Background to Starting Consideration of Making KMFG a Wholly-Owned Subsidiary” above) and various business strategies , Resona Holdings made an official proposal to Kansai Mirai Financial Group on October 5, 2020 as follows: (A) to conduct a share exchange where Resona Holdings will be a wholly-owning parent company resulting from the share exchange and Kansai Mirai Financial Group will be a wholly-owned subsidiary resulting from the share exchange, whereby Resona Holdings will make Kansai Mirai Financial Group a wholly-owned subsidiary; (B) to conduct a tender offer aiming to acquire Kansai Mirai Financial Group Shares, at least partly in cash prior to the share exchange from the viewpoint of restraining dilution of earnings per share (EPS) of Resona Holdings; (C) to set a share exchange ratio in the share exchange at one Kansai Mirai Financial Group Share to 1.20 Resona Holdings Shares; and (D) to determine the tender offer price upon consultation with SMBC. For details of background to deciding the scheme for the Transaction, please see “Background to Deciding the Scheme for Making KMFG a Wholly-Owned Subsidiary” in (b) above.

In response, on October 9, 2020, the Special Committee asked Resona Holdings to reconsider the share exchange ratio of one Kansai Mirai Financial Group Share to 1.2 Resona Holdings Shares, since although the Special Committee deeply sympathized with the aim/purpose of the Transaction, it was not able to consider such share exchange ratio to be appropriate in light of the respective evaluation reports regarding the share exchange ratio received from Nomura Securities and Frontier Management Inc. (“Frontier Management”) and  opinions and advice regarding negotiation policy with Resona Holdings, as well as other advice from financial viewpoints, opinions regarding measures to ensure fairness in procedures for the Transaction and legal advice received from Kitahama Partners.

Upon such request, Resona Holdings reconsidered the share exchange ratio, and proposed to the Special Committee on October 13, 2020, that the share exchange ratio be one Kansai Mirai Financial Group share to 1.25 Resona Holdings Shares. In response, on October 15, 2020, the Special Committee proposed to Resona Holdings that the share exchange ratio be one Kansai Mirai Financial Group Share to 1.50 Resona Holdings Shares.

Upon such proposal, Resona Holdings proposed to the Special Committee on October 20, 2020, that the share exchange ratio be one Kansai Mirai Financial Group Share to 1.31 Resona Holdings Shares. In response, on October 28, 2020, the Special Committee proposed to Resona Holdings that the share exchange ratio be one Kansai Mirai Financial Group Share to 1.48 Resona Holdings Shares.

Upon such proposal, Resona Holdings proposed to the Special Committee on October 29, 2020, that the share exchange ratio be one Kansai Mirai Financial Group Share to 1.36 Resona Holdings Shares. In response, on October 30, 2020, the Special Committee asked Resona Holdings to reconsider the share exchange ratio of one Kansai Mirai Financial Group Share to 1.36 Resona Holdings Shares, since although the Special Committee deeply sympathized with the aim/purpose of Making KMFG a Wholly-Owned Subsidiary, it was not able to consider such share exchange ratio to be appropriate in light of the respective evaluation reports regarding the share exchange ratio received from Nomura Securities and Frontier Management and opinions and advice regarding negotiation policy with Resona Holdings, as well as other advice from financial viewpoints, opinions regarding measures to ensure fairness in procedures for the Transaction and legal advice received from Kitahama Partners.

Upon such proposal, Resona Holdings reconsidered the share exchange ratio and proposed to the Special Committee on November 3, 2020, that the share exchange ratio be one Kansai Mirai Financial Group Share to 1.41 Resona Holdings Shares. In response, on November 6, 2020, the Special Committee answered Resona Holdings that it had a policy to accept the share exchange ratio of one Kansai Mirai Financial Group Share to 1.41 Resona Holdings Shares on the condition that the Special Committee confirms Resona Holdings and SMBC reached an agreement on the tender offer price so that the value of the consideration (i.e., Risona Holdings Shares) that the shareholders of Kansai Mirai Financial Group will be delivered upon the Share Exchange will be equal to or more than the tender offer price in the Tender Offer.

In the process above, on November 3, 2020, Resona Holdings finally proposed to SMBC that the tender offer price in the Tender Offer be 500 yen per share of Kansai Mirai Financial Group Shares. Upon such proposal, on November 6, 2020, Resona Holdings received answers from SMBC that SMBC will agree with tendering the Tendered Shares if the Tender Offer is implemented with the tender offer price being 500 yen per share of Resona Holdings Shares. For the background on the determination of the Tender Offer Price, please see 1. “Purpose of the Purchase,” (2) “Background, Purpose and Decision-Making Process for Decision to Implement the Tender Offer, and Post-Tender Offer Management Policy (Decision-Making Process for Decision to Implement the Tender Offer for a Listed Subsidiary),” (a) “Background, Purpose and Decision-Making Process for Decision to Implement the Tender Offer,” C “Background to Deciding the Conditions of the Tender Offer” of the press release dated today and announced by Resona Holdings, titled “Notice Regarding Commencement of Tender Offer for Shares of Kansai Mirai Financial Group, Inc. (Securities Code: 7321)”.

Thereafter, on November 9, 2020, in consideration of the closing price of Risona Holdings Shares on the same day (352.7 yen), Resona Holdings and the Special Committee reached an agreement whereby the Share Exchange Ratio shall be raised to one Kansai Mirai Financial Group Share to 1.42 Resona Holdings Shares.

The value of the consideration per share of Kansai Mirai Financial Group Shares in the Share Exchange (in accordance with the Share Exchange Ratio, equivalent to 1.42 shares of Resona Holdings Shares) is 500,8127 yen calculated based on the simple average of the closing price (352.685 yen) for the past one-month period up to November 9, 2020, which is the business day immediately before the announcement date of the Transaction, and it is 0.8127 yen higher than the Tender Offer Price (500 yen). In addition, it is equivalent to the amount including a premium of 23.66% (which was rounded to the second decimal place; hereinafter the same as to the number of a premium for the share value) on the closing price of 405 yen on November 9, 2020, which is the business day immediately before the announcement date of the Transaction; it is equivalent to the amount including a premium of 21.85% on the simple average of the closing price of 411 yen (which was rounded off to the nearest whole number; hereinafter the same as to the calculation of simple average closing prices of Kansai Mirai Financial Group Shares) for the past one-month period up to November 9, 2020; it is equivalent to the amount including a premium of 15.39 % on the simple average of the closing price of 434 yen for the past three-month period up to November 9, 2020; and it is equivalent to the amount including a premium of 20.10 % on the simple average of the closing price of 417 yen for the past six-month period up to November 9, 2020.
In addition, at the time immediately before the Share Exchange takes effect, there is a possibility that the number of Resona Holdings Shares to be allocated to Kansai Mirai Financial Group’s shareholders who own less than 1 unit (100 shares) of Kansai Mirai Financial Group contains fractions less than one share. However, Resona Holdings has not conducted discussions/negotiations about treatment of fractions, apart from the discussion/negotiation above, with the Special Committee and Kansai Mirai Financial Group, because the consideration for Kansai Mirai Financial Group’s shareholders whose Resona Holdings Shares that will be delivered upon the Share Exchange will contain fractions less than 1 share of Resona Holdings Shares is equivalent to that of Kansai Mirai Financial Group’s shareholders whose Resona Holdings Shares that will be delivered upon the Share Exchange will not contain fractions less than 1 share of Resona Holdings Shares for the following reasons: (i) even if the decimal portion of the number that is calculated by multiplying the number of Kansai Mirai Financial Shares that Kansai Mirai Financial Group’s shareholders owns at the time immediately before the Share Exchange takes effect, using the Share Exchange Ratio, is a fraction, Kansai Mirai Financial Group’s shareholders can enjoy a premium equivalent to the case where they receive Resona Holdings Shares as consideration for the Share Exchange; and (ii) Kansai Mirai Financial Group’s shareholders who own shares less than one unit of Kansai Mirai Financial Group can request that Resona Holdings purchase the shares less than one unit held by them pursuant to Article 192, paragraph 1 of the Companies Act or can request that Resona Holdings additionally sell the number of Resona Holdings Shares to constitute one unit (100 shares), together with the shares less than one unit held by them pursuant to Article 194, paragraph 1 of the Companies Act and the articles of incorporation of Resona Holdings.

Moreover, based on the background stated above, taking into consideration legal advice received from Kitahama Partners and the result of legal due diligence conducted by Resona Holdings from early September 2020 to early October 2020, advice from a financial viewpoint received from Nomura Securities and details of a share valuation report regarding Kansai Mirai Financial Group Shares (the “Share Valuation Report (Nomura Securities)”) submitted as of November 9, 2020 and a share exchange ratio analysis report (the “Share Exchange Ratio Analysis Report (Nomura Securities)”), results of financial/accounting due diligence conducted by PwC Advisory LLC and PwC Tax Japan (collectively, “PwC”) (Kansai Mirai Financial Group confirmed in advance that PwC had no material interests in Resona Holdings, Kansai Mirai Financial Group, or SMBC (which is the Tendering Shareholder).) from early September 2020 to early October 2020, details of a share valuation report regarding Kansai Mirai Financial Group Shares (the “Share Valuation Report (Frontier Management)”), a share exchange ratio analysis report (the “Share Exchange Ratio Analysis Report (Frontier Management)”), and a written opinion regarding the fairness of the Share Exchange Ratio (the “Fairness Opinion (Frontier Management)”) of Frontier Management submitted through the Special Committee as of November 9, 2020, and respecting the details of the Special Committee’s decisions to the utmost extent possible that are shown in a written report (the “Written Report”; for summaries of the Written Report, please see 3. “Grounds for Details of Allocation in the Share Exchange,” (5) “Measures to Avoid Conflicts of Interest,” (a) “Establishment of an Independent Special Committee in Kansai Mirai Financial Group,” (iii) “Details of the Special Committee’s Decisions” below) that Kansai Mirai Financial Group received from the Special Committee as of November 9, 2020, Kansai Mirai Financial Group carefully discussed and considered in its board of directors meeting held today whether the Transaction contributes to the enhancement of the corporate value of Kansai Mirai Financial Group, and whether the transactional conditions concerning the Transaction are adequate (excluding the adequacy of the Tender Offer Price).
As stated in (i) “Background of Establishment” in (a) “Establishment of an Independent Special Committee in Kansai Mirai Financial Group” in (5) “Measures to Avoid Conflicts of Interest” of 3. “Grounds for Details of Allocation in the Share Exchange” below, the board of directors of Kansai Mirai Financial Group resolved beforehand not to support the Transaction when the Special Committee judged the transaction terms inappropriate.

As a result, as stated below, today, Kansai Mirai Financial Group also reached the conclusion that by becoming a wholly-owned subsidiary of Resona Holdings, it is expected to create a synergy and contribute to improvement of the corporate value of Kansai Mirai Financial Group. Kansai Mirai Financial Group believes that after Making KMFG a Wholly-Owned Subsidiary, by becoming a wholly-owned subsidiary of Resona Holdings, it is possible to avoid conflicts of interest between Resona Group and general shareholders of Kansai Mirai Financial Group and restrictions on ensuring the independence, and promote business cooperation between the two companies more closely, in addition to more efficient mutual utilization of management resources. By promptly putting various strategies into practice, it may contribute to mid- and long-term improvement of the corporate value of Resona Group, including Kansai Mirai Financial Group.

Kansai Mirai Financial Group intends to discuss and implement the following matters as a specific synergy:

●	Further realization of cost synergy
➢	Optimizing channel network: further optimizing of Kansai Mirai Financial Group’s channel network, utilizing joint stores (bank-in-bank model) mainly in Osaka, of Resona Group and Kansai Mirai Group.
➢	Downsizing headquarters’ function: integrating and downsizing the headquarters’ function for which integrated operation with Resona Group is possible and with a high efficiency effect.
➢	Re-building business base: Re-building efficient system to aggregate clerical work within the entire Resona Group including Kansai Mirai Financial Group, and re-allocating human resources.

●	Improvement of customer convenience and services by strengthening the unity with Resona Group
➢
Integral development of group solution function: strengthening business support for customers through integral development of trust and real property functions, international business operations, and functions of affiliated companies of Resona Group.

➢
Enhancing business opportunities utilizing group customer base and information: business matching through sophistication of joint use of customer information, more enhanced information provision of M&A information and others, and making proposals.

➢
Accelerating introduction of sophisticated instruments and services: joint development of sophisticated instruments and services that are difficult to develop by Kansai Mirai Financial Group alone, such as cashless payment services and non-face-to-face services utilizing Resona Holdings’ system infrastructure, by mutual utilization of management resources with Resona Holdings and accelerating the introduction of such instruments and services at the same speed as Resona Holdings

➢
Further improving clerical quality and service level: realizing more advanced clerical quality and service level by jointly working on human development with Resona Group, not by Kansai Mirai Financial Group alone, and promoting differentiation from competitors.

●	Preparation of a complementary system for a capital base by completely being affiliated with Resona Group, which is larger than Kansai Mirai Group

Furthermore, today, Kansai Mirai Financial Group judged that the Share Exchange Ratio in the Share Exchange to be implemented upon successful completion of the Tender Offer is adequate and Kansai Mirai Financial Group’s shareholders can enjoy future Resona Holdings’ growth by becoming Resona Holdings’ shareholders, and that implementing the Share Exchange with the Share Exchange Ratio is adequate for the following reasons.
●
The Share Exchange Ratio is above the upper limit of the range calculated by the average share price analysis and the comparable companies analysis in the Share Exchange Ratio Analysis Report (Nomura Securities); furthermore, it is above the central value of the range calculated by the dividend discount model method (the “DDM Method”) in that report. Also, The Share Exchange Ratio is above the upper limit of the range calculated by the average share price analysis and the comparable companies analysis in the Share Exchange Ratio Analysis Report (Frontier Management); furthermore, it is above the central value of the range calculated by the DDM Method in that report.

●
The Special Committee received the Fairness Opinion (Frontier Management) from Frontier Management that says the Share Exchange Ratio is fair for the general shareholders of Kansai Mirai Financial Group from a financial point of view.

●
As stated above, by Kansai Mirai Financial Group becoming a wholly-owned subsidiary of Resona Holdings, it is expected to create synergy and contribute to improvement of the corporate value of Kansai Mirai Financial Group.

As a result of discussions and negotiations as stated in (a) “Background to Starting Consideration of Making KMFG a Wholly-Owned Subsidiary”, (b) “Background to Deciding the Scheme for Making KMFG a Wholly-Owned Subsidiary” and (c) “Background to Deciding the Conditions for the Share Exchange” above, Resona Holdings and Kansai Mirai Financial Group determined that by Making KMFG a Wholly-Owned Subsidiary, the improvement of the corporate value of both companies would be equal to or more than when the relationship of the parent-subsidiary listing was maintained, such as through further group synergy that would be exerted by aggregating Resona Group’s management resources and further enhancment of the integrity of Resona Holdings and Kansai Mirai Financial Group.

After Making KMFG a Wholly-Owned Subsidiary, Resona Holdings and Kansai Mirai Financial Group will accelerate cooperation within the Resona Group including Kansai Mirai Financial Group, and it will make the decision-making process faster, promote operational efficiency, and raise the probability of growth of Resona Group including Kansai Mirai Financial Group.

There is no plan for a reorganization concerning Kansai Mirai Financial Group as of today, and no plan to change the composition of officers as of today (as of today four directors of Kansai Mirai Financial Group (other than the director who is an Audit and Supervisory Committee member, of which, two are outside directors) and one director who is an Audit and Supervisory Committee member were officers or employees of Resona Holdings and/or Resona Group other than Kansai Mirai Group). Resona Holdings and Kansai Mirai Financial Group agreed to maintain the current system, which is centered on Kansai Mirai Financial Group as an intermediate holding company; and after discussing with each other the specific, future operation, the both companies intend to strive to build an optimum system for further enhancement of the management base, for the following purposes: to gain support from the local community/economy by focusing on  Kansai region that are the respective bases for Kansai Mirai Bank, Limited and the Minato Bank, Ltd., which are within Kansai Mirai Group, and maintain a close relationship with those regions; and to continue to seek potential as a platform for reorganization of local banks in Kansai Region.

(2)	Details of Making KMFG a Wholly-Owned Subsidiary

(a)	Regarding the Share Exchange

(i)	Overview of the Share Exchange

The Share Exchange is conducted for the purpose of making Kansai Mirai Financial Group a wholly-owned subsidiary of Resona Holdings, with Resona Holdings Shares as the consideration. In accordance therewith, Kansai Mirai Financial Group’s shareholders will own the Resona Holdings Shares so that they can enjoy the results of further enhancement of the corporate value of Resona Holdings and Kansai Mirai Financial Group together with existing shareholders of Resona Holdings. This will be achieved by steadily implementing various business strategies, including measures to realize group synergy, such as re-building the business base, optimizing the Kansai channel network, and accelerating the downsizing of the headquarters’ function in the entire Resona Group after the Transaction. Resona Holdings also believes that having the shareholders of Kansai Mirai Financial Group that is the customer of each company of Kansai Mirai Group own Resona Holdings Shares after the Transaction will lead to maintaining/developing relationships between the respective Kansai Mirai Financial Group companies and the relevant transaction partners by which each other’s enhancement of the corporate value can be enjoyed, and further enhancement of Kansai Mirai Financial Group’s corporate value.

After the successful completion of the Tender Offer, Resona Holdings will implement the Share Exchange; accordingly, it entered into the Share Exchange Agreement with Kansai Mirai Financial Group as of today, to implement the Share Exchange on condition that the Tender Offer is successfully completed and approved at Kansai Mirai Financial Group’s shareholders meeting. If the Tender Offer is successfully completed, Resona Holdings will promptly request, after the successful completion of the Tender Offer, that Kansai Mirai Financial Group hold the Extraordinary Shareholders Meeting) (as of today, scheduled to be held on February 19, 2021) at which a proposal to resolve the Share Exchange Agreement is included in the matters to be discussed thereat.

Upon the Tender Offer, Resona Holdings has entered into an agreement the Tender Agreement with SMBC and SMFG as of today, whereby SMBC shall implement the Tender.

The Tender Agreement provides (i) that SMBC delegates to Resona Holdings the exercise of voting rights at the Extraordinary Shareholders Meeting, with respect to all Kansai Mirai Financial Group Shares (including the Tendered Shares) owned by SMBC as of the record date for the exercise of voting rights at the Extraordinary Shareholders Meeting (Note 1); and (ⅱ) that , unless otherwise provided therein, up to the effective date of the Share Exchange, SMBC shall not additionally acquire Kansai Mirai Financial Group Shares, share options or corporate bonds with share options, or assign, transfer, provide as security or otherwise dispose of them (excluding acquisition or disposition necessary due to business reasons, including acquisition of Kansai Mirai Financial Group Shares, share options or corporate bonds with share options by providing Kansai Mirai Financial Group Shares, an share options or corporate bonds as new security and exercise of security interests), with or without consideration, directly or indirectly, without the Tender Offeror’s prior written consent. (For details of the background to the Tender Agreement, please see (b) “Regarding the Tender Offer,” (ii) “Overview of the Tender Agreement” below.).

(Note 1)
As of today, SMBC owns 49,846,422 shares of Kansai Mirai Financial Group Shares (excluding the Tendered Shares) (ownership ratio : 13.37%), and the Tendered Shares are 29,385,393 shares (ownership ratio: 7.88%), totaling 79,231,815 shares (ownership ratio: 21.25%). This includes the Kansai Mirai Financial Group Shares that fall under Article 7, paragraph 1, item 3 of the Enforcement Order of the Financial Instruments and Exchange Act (Cabinet Order No. 321 of 1965, including amendments thereafter).

The total of the following items (a), (b), and (c) will be 269,952,995 shares: (a) Kansai Mirai Financial Group Shares owned by Resona Holdings as of today (190,721,180 shares; ownership ratio: 51.15%); (b) the Tendered Shares (29,385,3931 shares; the ownership ratio: 7.88%); and (c) Kansai Mirai Financial Group Shares owned by SMBC (excluding the Tendered Shares) as of today (49,846,422 shares; ownership ratio: 13.37%) ((b) and (c) are collectively referred to as the “Voting Right Delegated Shares”). The ratio of the number of voting rights concerning the foregoing shares (2,699,529 units), against the number of voting rights of all shareholders of Kansai Mirai Financial Group as of March 31, 2020 (3,718,247 units), as stated in the first quarterly report filed by Kansai Mirai Financial Group on August 7, 2020, will be 72.60% (rounded off to the second decimal place). This ratio will exceed the ratio of the voting rights necessary to adopt the proposal concerning the resolution of the Share Exchange Agreement at the Extraordinary Shareholders Meeting (two-thirds or more of the voting rights of the shareholders present at the meeting). Therefore, if the Tender is implemented in accordance with the Tender Agreement, the exercise of the voting rights concerning the Voting Right Delegated Shares at the Extraordinary Shareholders Meeting is delegated to Resona Holdings, and Resona Holdings agrees to the proposal concerning the approval of the Share Exchange Agreement at the Extraordinary Shareholders Meeting, then that proposal will be resolved. Resona Holdings intends to agree to the proposal concerning the approval of the Share Exchange Agreement at the Extraordinary Shareholders Meeting.

In the Share Exchange, the Resona Holdings Shares will be delivered to the shareholders of Kansai Mirai Financial Group in exchange for the Kansai Mirai Financial Group Shares owned by such shareholders. By taking the required statutory procedures, all of the Kansai Mirai Financial Group Shares not tendered in the Tender Offer (excluding the Kansai Mirai Financial Group Shares owned by Resona Holdings immediately before the Share Exchange taking effect) will be exchanged for the Resona Holdings Shares, and the shareholders of Kansai Mirai Financial Group to whom one or more shares of the Resona Holdings Shares are allocated will become the shareholders of Resona Holdings. The Share Exchange will be conducted on April 1, 2021 as the effective date.

At the time immediately before the Share Exchange taking effect, there is a possibility that the number of Resona Holdings Shares to be allocated to Kansai Mirai Financial Group’s shareholders who own less than 1 unit (100 shares) of Kansai Mirai Financial Group contains fractions less than one share. However, in such a case, such fractions shall be treated in accordance with Article 234 of the Companies Act (Note 2). As of today, if Resona Holdings Shares to be allocated to Kansai Mirai Financial Group’s shareholders contain fractions less than one share (such Kansai Mirai Financial Group’s shareholders, the “right holder of fractions”), Resona Holdings intends to i) sell in the market the number of Resona Holding Shares equivalent to the total number of fractions, in accordance with Article 234, paragraph 2 of the Companies Act and Article 50, item 1 of the Ordinance for Enforcement of the Companies Act (Ministry of Justice Order No. 12 of 2006, as amended; hereinafter the same) and allocate the right holders of fractions cash calculated by multiplying the sales price in such sales by fractions held by the right holders of fractions, or ii) acquire the number of Resona Holding Shares equivalent to the total number of fractions, in accordance with Article 234, paragraph 2 of the Companies Act and Article 50, item 2 of the Ordinance for Enforcement of the Companies Act, as its treasury shares, and allocate the right holders of fractions cash calculated by multiplying the closing price of Risona Holdings Shares as of the date of such acquisition of the treasury shares by fractions held by the right holders of fractions.

(Note 2)
For example, at the time immediately before the Share Exchange taking effect, if a Kansai Mirai Financial Group’s shareholder hold 60 shares of Kansai Mirai Financial Group Shares, 60 multiplied by the Share Exchange Ratio equals to 85.2. However, Resona Holdings will allocate the Kansai Mirai Financial Group’s shareholder upon the Share Exchange 85 shares of Risona Holdings Shares and cash equivalent to the fractions (0.2) (Note 3).

(Note 3)
As of today, if Resona Holdings Shares to be allocated to Kansai Mirai Financial Group’s shareholders contains fractions less than one share, Resona Holdings intends to treat fractions by means of i) and ii) above, and allocate the right holders of fractions i) the sales price in the market or ii) cash calculated by multiplying the closing price of Risona Holdings Shares as of the date of acquisition of the treasury shares by the fractions held by the right holders of fractions.

The Share Exchange will be conducted through a simplified share exchange specified in the main text of Article 796, paragraph 2 of the Companies Act, without approval of the shareholders meeting of Resona Holdings.

Kansai Mirai Financial Group intends to cancel all treasury shares it owns on and after the termination date of the Tender Offer by the effective date of the Share Exchange.

(b)	Share Exchange Agreement

As of today, Resona Holdings and Kansai Mirai Financial Group executed the Share Exchange Agreement whereby the Share Exchange shall be implemented to make Resona Holdings a wholly-owning parent company resulting from the share exchange and Kansai Mirai Financial Group a wholly-owned subsidiary resulting from the share exchange. An overview of the Share Exchange Agreement is as follows.

(A)	Conducting the Share Exchange

The Share Exchange shall be conducted where Resona Holdings will be a wholly-owning parent company resulting from the share exchange and Kansai Mirai Financial Group will be a wholly-owned subsidiary resulting from the share exchange.

(B)	Shares to be Delivered upon the Share Exchange and Their Allocation

In the Share Exchange, Resona Holdings shall deliver to the shareholders of Kansai Mirai Financial Group (excluding Resona Holdings; hereinafter the same in (B)) the number of Resona Holdings Shares calculated based on the total of the Kansai Mirai Financial Group Shares owned by Kansai Mirai Financial Group’s shareholders who are stated or recorded in the Kansai Mirai Financial Group’s shareholder register as of the time immediately before the Share Exchange takes effect (“Record Time”) multiplied by 1.42 (however, any fractions less than one share shall be rounded down), instead of the Kansai Mirai Financial Group Shares owned by them.

In the Share Exchange, Resona Holdings shall allocate to Kansai Mirai Financial Group’s shareholders who are stated or recorded in the Kansai Mirai Financial Group’s shareholder register as of the Record Time 1.42 share(s) of Resona Holdings Shares for one share of the Kansai Mirai Financial Group Shares owned by them.

If the number of Resona Holdings Shares to be allocated to Kansai Mirai Financial Group’s shareholders contains fractions less than one share, Kansai Mirai Financial Group shall treat this pursuant to Article 234 of the Companies Act.

(C)	Handling of Share Options

In the Share Exchange, instead of each Share Option of Kansai Mirai Financial Group owned by them, Resona Holdings shall deliver to the holders of Share Options (“Share Option Holders”) who are stated or recorded in Kansai Mirai Financial Group’s share option register as of the Record Time, the share options of Resona Holdings in the number corresponding to the total number of such Share Options owned by the Share Option Holders stated or recorded in Kansai Mirai Financial Group’s share option register and which have the same description as them.

In the Share Exchange, Resona Holdings shall allocate to the Share Option Holders of Kansai Mirai Financial Group stated or recorded in the Kansai Mirai Financial Group’s share option register as of the Record Time each Share Option of Resona Holdings at the ratio of one Share Option of Kansai Mirai Financial Group owned by them to one share option of Resona Holdings.

(D)	Amount of Stated Capital and Capital Reserve to be Increased by the Share Exchange

The amount of stated capital and capital reserve of Resona Holdings to be increased by the Share Exchange shall be as follows:

a)	Amount of stated capital

0 yen

b)	Amount of capital reserve

The amount to be prescribed by Resona Holdings pursuant to Article 39 of the Regulation on Corporate Accounting (Ministry of Justice Order No. 13 of 2006, as amended)

c)	Amount of retained earnings

0 yen

(E)	The Share Exchange Taking Effect

The Effective Date shall be April 1, 2021. However, the above schedule may be changed upon mutual agreement of Resona Holdings and Kansai Mirai Financial Group, if it is necessary to do so for procedural needs regarding the Share Exchange or for other reasons.

(F)	Approval of the Share Exchange Agreement at Shareholders Meeting

Kansai Mirai Financial Group shall convene the Extraordinary Shareholders Meeting on December 25, 2020, or a day to be agreed by Resona Holdings and Kansai Mirai Financial Group as the record date for exercise of voting rights, and seek a resolution to approve the Share Exchange Agreement, to amend the articles of incorporation to delete the provisions of its articles of incorporation regarding the record date for the annual shareholders meeting of Resona Holdings on March 30, 2021, or the day to be agreed by Resona Holdings and Kansai Mirai Financial Group on condition that the Share Exchange Agreement remains effective, and to handle other matters to be agreed by Resona Holdings and Kansai Mirai Financial Group. However, this convocation date may be changed upon agreement by Resona Holdings and Kansai Mirai Financial Group as necessary.

Resona Holdings shall conduct the Share Exchange without obtaining the approval of its shareholders meeting for the Share Exchange Agreement pursuant to Article 796, paragraph 2 of the Companies Act. However, if it is necessary to obtain the approval of the shareholders meeting for the Share Exchange Agreement pursuant to paragraph 3 of that article, Resona Holdings shall seek the approval of its shareholders meeting by the day prior to the Effective Date (inclusive).

(G)	Management of Company Assets

Resona Holdings and Kansai Mirai Financial Group shall execute their respective business, and manage and operate their respective assets with the care of a good manager from the execution date of the Share Exchange Agreement (today) until the day prior to the Effective Date (inclusive). Regarding any acts other than those acts contemplated by the Share Exchange, the Tender Offer and each other transaction announced in the “Notice Regarding the Execution of the Share Exchange Agreement (Simplified Share Exchange) for Resona Holdings, Inc. to Make Kansai Mirai Financial Group, Inc. a Wholly-Owned Subsidiary” and “Notice Regarding Commencement of Tender Offer for Shares of Kansai Mirai Financial Group, Inc. (Securities Code: 7321)” dated today (collectively, the “Press Releases”) that may materially affect their assets or rights and obligations, Resona Holdings and Kansai Mirai Financial Group shall conduct them upon prior mutual consultation and agreement in advance.

(H)	Restriction on Distribution of Surplus and Acquisition of Treasury Shares

Resona Holdings shall be entitled to distribute surplus in cash in the amount up to 24.2 billion yen in total as of March 31, 2021, as the record date.

Kansai Mirai Financial Group shall be entitled to distribute surplus in cash in the amount up to 3.8 billion yen in total as of March 31, 2021, as the record date, and Resona Holdings shall exercise its voting rights as necessary.

Resona Holdings and Kansai Mirai Financial Group shall not distribute surplus (other than the distribution of surplus set forth above) as of any day as the record date, from the execution date of the Share Exchange Agreement (today) until the day prior to the Effective Date (inclusive); and they shall not acquire treasury shares on any day as the acquisition date from the execution date of the Share Exchange Agreement (today) until the day prior to the Effective Date (inclusive) (however, other than acquisition of treasury shares upon a purchase request of shares less than one unit as provided in Article 192, paragraph 1 of the Companies Act and acquisition of treasury shares upon a share purchase request by dissenting shareholders to be exercised in the Share Exchange pursuant to Article 785, paragraph 1 of the Companies Act).

(I)	Treatment of Treasury Shares

Kansai Mirai Financial Group shall cancel all of the treasury shares held by it as of the time immediately before Resona Holdings acquires all of the issued shares of Kansai Mirai Financial Group through the Share Exchange (including the treasury shares to be acquired by it upon a share purchase request by dissenting shareholders to be exercised in the Share Exchange pursuant to Article 785, paragraph 1 of the Companies Act), by a resolution of a board of directors meeting to be held by the day prior to the Effective Date (inclusive).

(J)	Grant of Voting Rights to the Tender Offeror’s Shareholders

Resona Holdings shall, by the Effective Date, resolve at its board of directors to grant its voting rights to be exercised at its annual shareholders meeting to be held in June 2021 to Kansai Mirai Financial Group’s shareholders to whom Resona Holdings Shares will be allocated and delivered upon the Share Exchange, on the condition that the amendment of the articles of incorporation stated in “F. Approval of the Share Exchange Agreement at Shareholders Meeting” above will take effect and that the Share Exchange will take effect.

(K)	Representations and Warranties

Resona Holdings represents and warrants to Kansai Mirai Financial Group that, from the execution date of the Share Exchange Agreement (today) until the day prior to the Effective Date (inclusive) (however, regarding the matters for which the time is specified individually, at such time), the following matters are true and accurate in all material respects: (a) its valid establishment and existence; (b) its legal capacity to execute the Share Exchange Agreement and its having taken the necessary procedures; (c) the validity and enforceability of the Share Exchange Agreement; (d) its non-infringement of laws and regulations; (e) fairness of its financial statements, absence of material debts on and after April 1, 2020, and absence of any fact or event that is likely to materially affect Resona Holdings’ financial conditions, business results or cash flow or prospects thereof on and after April 1, 2020, until the execution of the Share Exchange Agreement; (f) its absence of transactions with anti-social forces; and (g) truth, accuracy and sufficiency of information disclosure.

Kansai Mirai Financial Group represents and warrants to Resona Holdings that, from the execution date of the Share Exchange Agreement (today) until the day prior to the Effective Date (inclusive), the following matters are true and accurate in all material respects: (a) its valid establishment and existence; (b) its legal capacity to execute the Share Exchange Agreement and its having taken the necessary procedures; (c) the validity and enforceability of the Share Exchange Agreement; (d) its non-infringement of laws and regulations; (e) fairness of its financial statements, absence of material debts on and after April 1, 2020; and absence of any fact or event that is likely to materially affect Kansai Mirai Financial Group’s financial conditions, business results or cash flow or prospects thereof on and from April 1, 2020, until the execution of the Share Exchange Agreement; (f) its absence of transactions with anti-social forces; and (vii) truth, accuracy and sufficiency of information disclosure.

(L)	Changes in the Share Exchange and Termination of the Share Exchange Agreement

If an event occurs that is reasonably likely to materially affect financial conditions, business results, cash flow, business or rights and obligations of either Resona Holdings or Kansai Mirai Financial Group from the execution date of the Share Exchange Agreement (today) until the day prior to the Effective Date (inclusive), and an event occurs or is found that will materially affect the implementation of the Share Exchange or any terms and conditions of the Share Exchange or that will make it difficult to achieve the purpose of the Share Exchange Agreement, either Resona Holdings or Kansai Mirai Financial Group shall be entitled to terminate the Share Exchange Agreement upon mutual consultation or change the terms and conditions of the Share Exchange upon mutual consultation and agreement.

(M)	Validity of the Share Exchange Agreement

The Share Exchange Agreement shall cease to be valid if (a) the Share Exchange Agreement is terminated pursuant to (L) above; (b) if either Resona Holdings or Kansai Mirai Financial Group fails to obtain approval for the Share Exchange Agreement at its shareholders meeting by the date prior to the Effective Date (inclusive) (in the case of Resona Holdings, only when the approval of its shareholders meeting of Resona Holdings is required for the Share Exchange Agreement pursuant to Article 796, paragraph 3 of the Companies Act); (c) if all or some of the proposals submitted by either Resona Holdings or Kansai Mirai Financial Group to its shareholders meeting by the date prior to the Effective Date (inclusive) are not approved (in the case of Resona Holdings, only when the approval of its shareholders meeting of Resona Holdings is required for the Share Exchange Agreement pursuant to Article 796, paragraph 3 of the Companies Act); (d) if the Tender Offer is successfully completed in the manner stated in the Press Releases and all entry or recording of its payment and book-entry transfer are not completed by the date prior to the Effective Date (inclusive); or (e) if approval of relevant government offices (including, without limitation, the registration filed with relevant government offices taking effect) as prescribed by domestic and foreign laws and regulations regarding the Share Exchange has not been obtained by the date prior to the Effective Date (inclusive).

(b)	Regarding the Tender Offer

(i)	Overview of the Tender Offer

As part of the Transaction, Resona Holdings will conduct the Tender Offer aiming to acquire the Kansai Mirai Financial Group Shares, at least partly in cash prior to the Share Exchange from the viewpoint of restraining dilution of earnings per share (EPS) of Resona Holdings. Although the Tender Offer Price is the price determined upon consultation with SMBC, the Tender Offer will concurrently provide an opportunity for shareholders of Kansai Mirai Financial Group other than SMBC who desire to convert their Kansai Mirai Financial Group Shares into cash at the Tender Offer Price to do so.

Upon the Tender Offer, Resona Holdings executed the Tender Agreement dated today with SMBC where SMBC will tender the Tendered Shares in the Tender Offer. For details of the Tender Offer and the Tender Agreement, please see (b) below and the press release dated today and published by Resona Holdings, the “Notice Regarding Commencement of the Tender Offer for Shares of Kansai Mirai Financial Group, Inc. (Securities Code 7321)”.

Kansai Mirai Financial Group today reached the decision that it cannot be said that the Tender Offer Price is unreasonable because it provides general shareholders of Kansai Mirai Financial Group who wish to realize their shares now at the Tender Offer Price of 500 yen with an opportunity to recover their investment, in light of the following and other points; however, it can not accept that the Tender Offer Price is at a level that makes it possible to actively recommend that general shareholders tender their shares in the Tender Offer.
●
The Tender Offer Price is above the upper limit of the range calculated by the average share price analysis and the comparable companies analysis in the Share Price Valuation Report (Nomura Securities). However, the Tender Offer Price is below the lower limit of the range calculated by the DDM Method in that report. Also, the Tender Offer Price is above the upper limit of the range calculated by the average share price analysis and the comparable companies analysis in the Share Valuation Report (Frontier Management). However, the Tender Offer Price is below the lower limit of the range calculated by the DDM Method in that report. Considering these, Kansai Mirai Financial Group believes it can not accept that the Tender Offer Price is at a level that makes it possible to actively recommend that the general shareholders of Kansai Mirai Financial Group tender their shares in the Tender Offer.

●
The Tender Offer Price of 500 yen is equivalent to the amount including a premium of 23.46 % on the closing price of 405 yen on November 9, 2020, which is the business day immediately before the announcement date of the Transaction; it is equivalent to the amount including a premium of 21.65 % on the simple average of the closing price of 411 yen for the past one-month period up to November 9, 2020; it is equivalent to the amount including a premium of 15.21 % on the simple average of the closing price of 434 yen for the past three-month period up to November 9, 2020; and it is equivalent to the amount including a premium of 19.20 % on the simple average of the closing price of 417 yen for the past six-month period up to November 9, 2020. Considering these, Kansai Mirai Financial Group believes, in the sense that the Tender Offer Price includes a certain premium on the market price of Kansai Mirai Financial Group Shares, it cannot be said that the Tender Offer Price is unreasonable for the general shareholders of Kansai Mirai Financial Group who wish to realize their shares now.

●
Resona Holdings and SMBC agreed upon the Tender Offer Price through negotiation, and while the main purpose of the Tender Offer is to have SMBC tender in the Tender Offer, for the other general shareholders of Kansai Mirai Financial Group, the Tender Offer merely provides an opportunity to realize their shares at the Tender Offer Price if they wish to do so.

Resona Holdings reported to the Special Committee the situation regarding discussions/negotiations between Resona Holdings and SMBC about the Tender Offer Price in the Tender Offer. The Special Committee asked Resona Holdings on October 16, 2020 that the share exchange ratio in the Share Exchange shall be the one by which the value of the consideration (Resona Holdings Shares) that will be delivered to the Kansai Mirai Financial Group’s shareholders is equal to or more than the Tender

Offer Price in the Tender Offer, since the Tender Offer Price in the Tender Offer is a material factor to determine the share exchange ration in the Share Exchange from the point of view of excluding coerciveness. However, Resona Holdings has not conducted negotiations about the tender offer price in the Tender Offer with the Special Committee and Kansai Mirai Financial Group.

From the above, Kansai Mirai Financial Group determined that it is adequate to support the Tender Offer because it accepted that the Transaction including the Tender Offer and subsequent measures will contribute to the enhancement of the corporate value of Kansai Mirai Financial Group. However, although it cannot be said that the Tender Offer Price is unreasonable because it provides general shareholders of Kansai Mirai Financial Group who wish to realize their shares now at the Tender Offer Price with an opportunity to recover their investment, Kansai Mirai Financial Group can not accept that the Tender Offer Price is at a level that makes it possible to actively recommend that the general shareholders of Kansai Mirai Financial Group tender their shares in the Tender Offer, since the Tender Offer Price is below the lower limit of the range calculated by the DDM Method in the Share Price Valuation Report (Nomura Securities) and in the Share Price Valuation Report (Frontier Management). On the other hand, a share exchange ratio in the Share Exchange to be implemented upon successful completion of the Tender Offer is considered to be adequate, since the share exchange ratio is within the range calculated by the DDM Method in the Share Exchange Ratio Analysis Report (Nomura Securities) and the Share Exchange Ratio Analysis Report (Frontier Management). Therefore, Kansai Mirai Financial Group decided that it will reserve its opinion regarding the appropriateness of the Tender Offer Price, and it is adequate to leave to the discretion of Kansai Mirai Financial Group’s shareholders whether to tender in the Tender Offer. Moreover, as the purchase price per unit of the Share Option is set at one yen, Kansai Mirai Financial Group determined that it will reserve its opinion regarding the appropriateness of such price, and it is adequate to leave to the discretion of the Share Option Holders whether to tender in the Tender Offer.
Thus, in Kansai Mirai Financial Group’s board of directors meeting held today, Kansai Mirai Financial Group resolved to express an opinion to agree to the Tender Offer, and that it reserve its opinion regarding the appropriateness of the Tender Offer Price and the purchase price per unit of the Share Option, and that it will leave to the discretion of its shareholders and Share Option Holders whether to tender in the Tender Offer. For details, please see the press release dated today and published by Kansai Mirai Financial Group, the “Notice Concerning Representation of Opinion Regarding Tender Offer on Our Shares by Resona Holdings, Inc., Our Parent Company” (the “Opinion Representation Press Release”).

(ii)	Overview of the Tender Agreement

In conducting the Tender Offer, Resona Holdings executed the Tender Agreement dated today with SMBC and SMFG, and SMBC shall implement the Tender. As preconditions of the Tender by SMBC, the Tender Agreement provides that as of the commencement of the Tender Offer, (a) all of the representations and warranties of Resona Holdings (Note 1) are true and accurate in all material respects; (b) Resona Holdings does not materially breach its obligations to be performed or observed under the Tender Agreement (Note 2); (c) in Kansai Mirai Financial Group’s board of directors meeting, a resolution to support the Tender Offer was made, and such resolution has not been changed or withdrawn; (d) conducting the Tender Offer does not, and is not reasonably expected to, constitute a breach of laws and regulations; (e) conducting the Tender Offer does not conflict with permits and licenses or conditions added thereto and does not breach the procedures required for permits and licenses, and no such conflict or breach is reasonably expected; (f) with respect to Kansai Mirai Financial Group’s business, shares or others, unannounced material facts or facts of the tender offer or others that provide a base for regulation of insider trading in accordance with Financial Instruments and Exchange Act (Act No. 25 of 1948, as amended) do not exist; and (g) the Share Exchange Agreement was validly executed and continues to exist. However, even if all or some of the preconditions above are not satisfied, SMBC is not restricted on implementing the Tender at its discretion.

Under the Tender Agreement, SMBC is obliged to delegate the exercise of its voting rights pertaining to all Kansai Mirai Financial Group Shares owned by it (including the Tendered Shares) as of the record date for the exercise of voting rights at the Extraordinary Shareholders Meeting to Resona Holdings at the Extraordinary Shareholders Meeting.

Under the Tender Agreement, SMBC and SMFG are obliged to make reasonable efforts to have SMBC Finance Service Co., Ltd. (“SMBC-FS”), Sumitomo Mitsui Card Company, Limited (“Sumitomo Mitsui Card”), The Japan Research Institute, Limited (“Japan Research Institute”), SMBC Guarantee Co., Ltd (“SMBC Guarantee”) and SMBC Nikko Securities Inc. (“SMBC Nikko”) delegate the exercise of their voting rights pertaining to all Kansai Mirai Financial Group Shares owned by each of SMBC-FS, Sumitomo Mitsui Card, Japan Research Institute, SMBC Guarantee and SMBC Nikko (with respect to Kansai Mirai Financial Group Shares owned by SMBC Nikko, limited to 271,824 shares of Kansai Mirai Financial Group Shares) as of the record date for the exercise of voting rights at the Extraordinary Shareholders Meeting to Resona Holdings at the Extraordinary Shareholders Meeting. Also, under the Tender Agreement, SMBC and SMBC are obliged to discuss faithfully with each of Sumitomo Mitsui Finance and Leasing Company, Limited (“Sumitomo Mitsui FL”) and SAKURA KCS Corporation (“SAKURA KCS”), with respect to having Sumitomo Mitsui FL and SAKURA KCS delegate the exercise of their voting rights pertaining to all Kansai Mirai Financial Group Shares owned by each of Sumitomo Mitsui FL and SAKURA KCS as of the record date for the exercise of voting rights at the Extraordinary Shareholders Meeting to Resona Holdings at the Extraordinary Shareholders Meeting.

Under the Tender Agreement, unless otherwise provided therein, up to the Effective Date, SMBC is obliged not to additionally acquire shares, share options or corporate bonds with share options of Kansai Mirai Financial Group, or assign, transfer, provide as security or otherwise dispose of them, (provided, however, excluding acquisition or disposition necessary due to business reasons, including acquisition of Kansai Mirai Financial Group Shares, share options or corporate bonds with share options by providing Kansai Mirai Financial Group Shares, share options or corporate bonds as new security and exercise of security interests), with or without consideration, directly or indirectly, without Resona Holdings’ prior written consent. Also, SMBC and SMFG are obliged to make reasonable efforts to have SMBC-FS, Sumitomo Mitsui Card, Japan Research Institute, SMBC Guaranteeand SMBC Nikko be subject to a restriction equivalent to such obligation, and discuss faithfully with each of Sumitomo Mitsui FL and SAKURA KCS with respect to being subject to a restriction equivalent to such obligation.

(Note 1)
The Tender Agreement provides that Resona Holdings shall represent and warrant: (a) its valid establishment and existence; (b) its legal capacity to execute and perform the Tender Agreement and its having taken the necessary procedures; (c) the validity and enforceability of the Tender Agreement; (d) its non-infringement of laws and regulations; (e) obtainment of permits and licenses and others; and (f) its absence of transactions with anti-social forces.

(Note 2)
Under the Tender Agreement, Resona Holdings assumes (a) secrecy obligation; (b) obligation to bear expenses incurred by it in connection with the Tender Agreement; (c) obligation not to transfer its contractual rights and obligations; (d) obligation to promptly notify SMBC and SMFG of any actual or potential breach of representations and warranties stated above (Note 1) of which it is aware and to report details thereof to a reasonable extent upon SMBC and SMFG’s request; and (e) obligation to compensate or indemnify SMBC or SMFG for any damage, loss or expenses suffered by either party arising from or related to the breach by Resona Holdings of its representations or warranties stated above (Note 1) or its obligation under the Tender Agreement.

Under the Tender Agreement, SMBC and SMFG are obliged to make reasonable efforts to obtain or have SMBC obtain all Kansai Mirai Financial Group Shares owned by each of SMBC-FS, Sumitomo Mitsui Card, Japan Research Institute, SMBC Guaranteeand SMBC Nikko (with respect to Kansai Mirai Financial Group Shares owned by SMBC Nikko, limited to 271,824 shares of Kansai Mirai Financial Group Shares) to the extent that it does not violate laws and regulations, from the day following the date of the resolution of the Extraordinary Shareholders Meeting to 10 days prior to the Effective Date. Also,

SMBC and SMFG are obliged to discuss faithfully with each of Sumitomo Mitsui FL and SAKURA KCS with respect to obtainment of all Kansai Mirai Financial Group Shares owned by Sumitomo Mitsui FL and SAKURA KCS to the extent that it does not violate laws and regulations, from the day following the dates of the resolution of the Extraordinary Shareholders Meeting to 10 days prior to the Effective Date.

Under the Tender Agreement, from the day following the date of the resolution of the Extraordinary Shareholders Meeting to 10 days prior to the Effective Date, SMBC is obliged, to the extent that it does not violate laws and regulations: (a) to compete the obtainment of all Kansai Mirai Financial Group Shares owned by each of SMBC-FS, Sumitomo Mitsui Card, Japan Research Institute, SMBC Guaranteeand SMBC Nikko (with respect to Kansai Mirai Financial Group Shares owned by SMBC Nikko, limited to 271,824 shares of Kansai Mirai Financial Group Shares) and (b) regarding all Kansai Mirai Financial Group Shares owned by SMBC at that time (the “Trusted Shares”), to validly and lawfully execute a trust agreement (the “Trust Agreement”) with trust banks (the “trustee”) with the aim of disposing the Trusted Shares; (c) to validly and lawfully implement the trust assignment of the Trust Shares to the Trustee on the same day as the Trust Agreement Execution Date pursuant to the Trust Agreement; and (d) to make efforts to the reasonable extent to validly and lawfully complete entry or recording of book-entry transfer regarding the trust assignment promptly after implementing such trust assignment. Also, under the Tender Agreement, AMBC is obliged to provide the contents of A) and B) below when executing the Trust Agreement.
A)	Both the Trust Shares and Resona Holdings Shares to be delivered as consideration of the Trust Shares in the Share Exchange shall be trusted as trust securities (the “Trust Securities”).
B)	SMBC shall not exercise the voting rights pertaining to the Trust Securities (including direction with respect to the exercise of the voting rights).

Under the Trust Agreement, SMBC is obliged to (i) provide in the Trust Agreement that the Trustee shall dispose of the Trust Securities (including completion of entry or recording of book-entry transfer regarding such disposition) to third parties other than the affiliate companies of SMFG no later than September 29, 2021; (ii) direct the Trustee to dispose of the Trust Securities (including completion of entry or recording of book-entry transfer regarding such disposition) to third parties other than the affiliate companies of SMFG no later than September 29, 2021; or (iii) dispose of the Trust Securities (including Resona Holdings Shares to be delivered as consideration of the Trust Shares in the Share Exchange) (including completion of entry or recording of book-entry transfer regarding such disposition) to third parties other than the affiliate companies of SMFG no later than September 29, 2021 (provided however, such deadline shall not apply to the case where disposition (including completion of entry or recording of book-entry transfer regarding such disposition) becomes practically difficult by such deadline and in such a case, Resona Holdings and SMBC shall discuss faithfully about extension of such deadline.). Also, under the Trust Agreement, after the execution of the Trust Agreement, SMBC is obliged not to make an action to change or apply to the termination of the Trust Agreement or other actions to change or terminate the Trust Agreement, except for the case where such actions are necessary to dispose of the Trust Securities.

For details of the Tender Agreement, please also see the press release dated today and published by Resona Holdings, the “Notice Regarding Commencement of the Tender Offer for Shares of Kansai Mirai Financial Group, Inc. (Securities Code 7321)”.

(c)	Acquisition of Treasury Shares

If a potential dilution of EPS occurs upon the Transaction, in order to respond to such dilution, Resona Holdings intends to acquire treasury shares through market buying promptly after the Transaction. In accordance with the shareholder returns policy as previously announced, Resona Holdings will continue to make stable profit distribution, and endeavor to enhance shareholder returns considering the balance between soundness and profitability and an opportunity for growth investment.

(3)	Schedule for Making KMFG a Wholly-Owned Subsidiary (scheduled)

Date of resolution regarding the execution of the Share Exchange Agreement at respective extraordinary board of directors meetings (both companies)	November 10, 2020 (today)
Execution date of the Share Exchange Agreement (both companies)	November 10, 2020 (today)
Commencement date of the Tender Offer Period	November 11, 2020 (scheduled)
Termination date of the Tender Offer Period	December 9, 2020 (scheduled)
Public notice of record date for the Extraordinary Shareholders Meeting (Kansai Mirai Financial Group)	December 10, 2020 (scheduled)
Record date for the Extraordinary Shareholders Meeting (Kansai Mirai Financial Group)	December 25, 2020 (scheduled)
Date of the ordinary shareholders meeting to approve the Share Exchange Agreement (Kansai Mirai Financial Group)	February 19, 2021 (scheduled)
Last trading day (Kansai Mirai Financial Group)	March 29, 2021 (scheduled)
Delisting date (Kansai Mirai Financial Group)	March 30, 2021 (scheduled)
Effective date of the Share Exchange (the Effective Date)	April 1, 2021 (scheduled)

(Note 1)	The above schedule may be changed upon mutual agreement of both companies, if it is necessary to do so for procedural needs regarding the Share Exchange or for other reasons.

(Note 2)
Resona Holdings intends to conduct the Share Exchange through a simplified share exchange procedure without obtaining the approval of its shareholders meeting pursuant to Article 796, paragraph 2 of the Companies Act.

2.	Overview of the Share Exchange

(1)	Schedule of the Share Exchange

For the schedule of the Share Exchange, please see (3) “Schedule for Making KMFG a Wholly-Owned Subsidiary (scheduled)” in 1. “Purpose of Making KMFG a Wholly-Owned Subsidiary” above.

(2)	Method of the Share Exchange

A share exchange will be conducted where Resona Holdings will be a wholly-owning parent company resulting from the share exchange and Kansai Mirai Financial Group will be a wholly-owned subsidiary resulting from the share exchange. The Share Exchange will be conducted on April 1, 2021 as the effective date, by Resona Holdings through a simplified share exchange procedure pursuant to Article 796, paragraph 2 of the Companies Act without obtaining the approval of its shareholders meeting, and by Kansai Mirai Financial Group after obtaining the approval at the Extraordinary Shareholders Meeting to be held on February 19, 2021.

(3)	Details of Allocation in Relation to the Share Exchange

	Resona Holdings (wholly-owning parent company resulting from the share exchange)	Kansai Mirai Financial Group (wholly-owned subsidiary resulting from the share exchange)
Allocation ratio in the Share Exchange (Note 1)	1.42	1
Number of shares to be delivered through the Share Exchange	Common stock of Resona Holdings: 216,378,430 shares (scheduled) (Note 2)

(Note 1)
Allocation Ratio of Shares
1.42 share(s) of the Resona Holdings Shares will be allocated and delivered for one share of the Kansai Mirai Financial Group Shares. The Share Exchange Ratio is subject to change upon mutual consultation and agreement of both companies, if an event occurs that is reasonably likely to materially affect financial conditions, business results, cash flow, business or rights and obligations of either Resona Holdings or Kansai Mirai Financial Group from the execution date of the Share Exchange Agreement until the day prior to the Effective Date (inclusive), and an event occurs or is found that will materially affect the implementation of the Share Exchange or any terms and conditions of the Share Exchange or that will make it difficult to achieve the purpose of the Share Exchange Agreement.

(Note 2)
Number of shares to be Delivered upon the Share Exchange
As the number of Resona Holdings Shares to be delivered upon the Share Exchange in the case where the number of Kansai Mirai Financial Group Shares is tendered equivalent to the lower limit of the number of shares scheduled to be purchased, the number is calculated by multiplying by the Share Exchange Ratio the number of shares (152,379,176 shares) calculated by deducting from the total number of issued shares of Kansai Mirai Financial Group Shares as of September 30, 2020 (372,876,219 shares), stated in the Second Quarter Summary of Financial Statements the number of treasury shares (390,470 shares) relating to Kansai Mirai Financial Group Shares owned by Kansai Mirai Financial Group as of September 30, 2020, stated in the Second Quarter Summary of Financial Statements, the number of Kansai Mirai Financial Group Shares owned by Resona holdings as of today (190,721,180 shares), and the lower limit of the number of shares scheduled to be purchased (29,385,393 shares, which is equivalent to the number of shares of the Tendered Shares).
In the Share Exchange, Resona Holdings intends to allocate and deliver to the shareholders of Kansai Mirai Financial Group (excluding Resona Holdings) as of the Record Time the number of Resona Holdings Shares calculated based on the Share Exchange Ratio instead of the Kansai Mirai Financial Group Shares held by them; and in doing so, Resona Holdings intends to use the Resona Holdings Shares to be newly issued. Kansai Mirai Financial Group intends to cancel all of the treasury shares held by it as of the Record Time (including the treasury shares to be acquired by it upon a share purchase request by dissenting shareholders to be exercised in the Share Exchange pursuant to Article 785, paragraph 1 of the Companies Act), by a resolution of a board of directors meeting to be held by the day preceding the Effective Date; therefore, the treasury shares (390,470 shares) relating to Kansai Mirai Financial Group Shares owned by Kansai Mirai Financial Group as of September 30, 2020, stated in the Second Quarter Summary of Financial Statements, are excluded from the subjects to which Resona Holdings Shares will be delivered upon the Share Exchange in calculation of the number of shares to be delivered upon the Share Exchange above.
The total number of Resona Holdings Shares to be allocated and delivered in the Share Exchange may be revised in the future for reasons such as the number of shares of Kansai Mirai Financial Group tendered in the Tender Offer, exercise of the Share Options, and Kansai Mirai Financial Group’s acquisition of the treasury shares.

(Note 3)
Treatment of Shares Less Than One Unit
The Kansai Mirai Financial Group shareholders who are to hold less than one unit (100 shares) of the Resona Holdings Shares as a result of the Share Exchange cannot sell their shares less than one unit on the Tokyo Stock Exchange or other financial instruments exchanges. The shareholders who are to be alloted such shares less than one unit can request that Resona Holdings purchase the shares less than one unit held by them pursuant to Article 192, paragraph 1 of the Companies Act, and can request that Resona Holdings additionally sell the number of Resona Holdings Shares to constitute one unit, together with the shares less than one unit held by them pursuant to Article 194, paragraph 1 of the Companies Act and the articles of incorporation of Resona Holdings

(Note 4)
Treatment of Fractions Less Than One Share
Upon the Share Exchange, if Resona Holdings Shares to be delivered to Kansai Mirai Financial Group’s shareholders contain fractions of less than one share of the Resona Holdings Shares, Resona Holdings will treat them pursuant to Article 234 of the Companies Act. As of today, if Resona Holdings Shares to be allocated to Kansai Mirai Financial Group’s shareholders contains fractions of less than one share, Resona Holdings intends to i) sell in the market the number of Resona Holding Shares equivalent to the total number of fractions, in accordance with Article 234, paragraph 2 of the Companies Act and Article 50, item 1 of the Ordinance for Enforcement of the Companies Act, and allocate the right holders of fractions a cash amount calculated by multiplying the sales price in such sales by fractions held by the right holders of fractions, or ii) acquire the number of Resona Holding Shares equivalent to the total number of fractions, in accordance with Article 234, paragraph 2 of the Companies Act and Article 50, item 2 of the Ordinance for Enforcement of the Companies Act, as its treasury shares, and allocate the right holders of fractions a cash amount calculated by multiplying the closing price of Risona Holdings Shares as of the date of such acquisition of the treasury shares by fractions held by the right holders of fractions.

(4)	Handling of Share Options and Corporate Bonds with Share Options upon the Share Exchange

Given that each of the Share Options issued by Kansai Mirai Financial Group is a stock option as compensation with an exercise price per share of one yen, Resona Holdings intends to allocate and deliver to the Share Option Holders as of the Record Time, its share options after adjusting the number of shares subject to Share Options depending on the Share Exchange Ratios, at a rate of one Share Option of Kansai Mirai Financial Group owned by it against one share option of Resona Holdings.

Kansai Mirai Financial Group has not issued any corporate bonds with share options.

3.	Grounds for Details of Allocation in the Share Exchange

(1)	Grounds and Reasons for Details of Allocation

Resona Holdings and Kansai Mirai Financial Group decided to individually ask a third-party valuation institution independent of both companies and SMBC (which is the Tendering Shareholder) to calculate the Share Exchange Ratio, with the aim of ensuring fairness and appropriateness in calculation of the share allocation ratio used in the Share Exchange, which is stated in 2. “Overview of the Share Exchange,” (3) “Details of Allocation in Relation to the Share Exchange” above. Resona Holdings selected BofA Securities as its third-party valuation institution, and Kansai Mirai Financial Group selected Nomura Securities as its third-party valuation institution. In addition, Resona Holdings selected Nishimura & Asahi as its legal advisor independent of both companies and SMBC (which is the Tendering Shareholder), and Kansai Mirai Financial Group selected Kitahama Partners as its legal advisor independent of both companies and SMBC (which is the Tendering Shareholder). Furthermore, the Special Committee selected Frontier Management as its own third-party valuation institution independent of both companies and SMBC (which is the Tendering Shareholder), to ensure fairness of the transaction terms for the Transaction.

As stated in (4) “Measures to Ensure Fairness” below, based on the results of calculation of the share exchange ratio stated in the analysis report (the “Share Exchange Ratio Analysis Report (BofA

Securities)”)) as of today, that was received from BofA Securities as its third-party valuation institution, and the details of a written opinion in which the Share Exchange Ratio is fair for Resona Holdings from the financial point of view (the “Fairness Opinion (BofA Securities)”) as of the same date, that was received from BofA, advice from Nishimura & Asahi as its legal advisor, the results of due diligence conducted by Resona Holdings on Kansai Mirai Financial Grooup, and so on, Resona Holdings carefully and repeatedly held discussions and conducted analyses, taking into account various factors such as the following: both companies’ financial conditions; trends in business results; share price trends; and standards of premiums granted to share exchange ratios decided in past cases of a share exchange between a domestic listed company and its parent company. Consequently, Resona Holdings determined that the Share Exchange Ratio was appropriate and would contribute to the interest of its shareholders. Therefore, Resona Holdings determined that it would be appropriate to conduct the Share Exchange.

As stated in (4) “Measures to Ensure Fairness” and (5) “Measures to Avoid Conflicts of Interest” below, in order to ensure fairness of the consideration for the Share Exchange and other fairness in the Share Exchange, Kansai Mirai Financial Group took into consideration the details of the following: the Share Exchange Ratio Analysis Report (Nomura Securities) dated November 9, 2020, received from Nomura Securities as its third-party valuation institution; the Share Exchange Ratio Analysis Report (Frontier Management) and the Fairness Opinion (Frontier Management) dated November 9, 2020, of Frontier Management as the Special Committee’s own third-party valuation institution received through the Special Committee; advice from Kitahama Partners as its legal advisor; the results of the due diligence that it conducted on Resona Holdings; and the Written Report. In doing so, Kansai Mirai Financial Group held multiple discussions with Resona Holdings on the terms and conditions of the Share Exchange, including the Share Exchange Ratio, and it carefully discussed and considered conducting the Share Exchange at the Share Exchange Ratio. Thereafter, Kansai Mirai Financial Group judged that the Share Exchange Ratio is adequate and Kansai Mirai Financial Group’s shareholders can enjoy future Resona Holdings’ growth by becoming Resona Holdings’ shareholders, and that implementing the Share Exchange with the Share Exchange Ratio is adequate for the following reasons.
●
The Share Exchange Ratio is above the upper limit of the range calculated by the average share price analysis and the comparable companies analysis in the Share Exchange Ratio Analysis Report (Nomura Securities); furthermore, it is above the central value of the range calculated by he DDM Method in that report. Also, The Share Exchange Ratio is above the upper limit of the range calculated by the average share price analysis and the comparable companies analysis in the Share Exchange Ratio Analysis Report (Frontier Management); furthermore, it is above the central value of the range calculated by the DDM Method in that report.

●
The Special Committee received the Fairness Opinion (Frontier Management) from Frontier Management that says the Share Exchange Ratio is fair for the general shareholders of Kansai Mirai Financial Group from a financial point of view.

●
As stated above, Kansai Mirai Financial Group becoming a wholly-owned subsidiary of Resona Holdingsis expected to create a synergy, and contribute to the improvement of the corporate value of Kansai Mirai Financial Group.

As a result of repeated negotiations and discussions between Resona Holdings and Kansai Mirai Financial Group based on their respective analyses stated above, they determined that conducting the Share Exchange at the Share Exchange Ratio was appropriate and would contribute to the interest of their respective shareholders. Therefore, today, Resona Holdings and Kansai Mirai Financial Group executed the Share Exchange Agreement to conduct the Share Exchange at the Share Exchange Ratio, based on resolutions  of their respective boards of directors held today.

The value of the consideration per share of Kansai Mirai Financial Group Shares in the Share Exchange (in accordance with the Share Exchange Ratio, equivalent to 1.42 shares of Resona Holdings Shares) is 500,8127 yen calculated based on the simple average of the closing price (352.685 yen) for the past one-month period up to November 9, 2020, which is the business day immediately before the announcement date of the Transaction, and is 0.8127 yen higher than the Tender Offer Price (500 yen). In addition, it is equivalent to the amount including a premium of 23.66% on the closing price of 405 yen on November 9, 2020, which is the business day immediately before the announcement date of the Transaction; it is equivalent to the amount including a premium of 21.85% on the simple average of the closing price of 411 yen for the past one-month period up to November 9, 2020; it is equivalent to the amount including a premium of 15.39 % on the simple average of the closing price of 434 yen for the past three-month period up to November 9, 2020; and it is equivalent to the amount including a premium of 20.10 % on the simple average of the closing price of 417 yen for the past six-month period up to November 9, 2020.

Please note that the Share Exchange Ratio may be changed upon discussions and agreement between both companies if an event occurs that is reasonably likely to materially affect financial conditions, business results, cash flow, business or rights and obligations of either Resona Holdings or Kansai Mirai Financial Group from the execution date of the Share Exchange Agreement until the day prior to the Effective Date (inclusive), and an event occurs or is found that will materially affect the implementation of the Share Exchange or any terms and conditions of the Share Exchange or that will make it difficult to achieve the purpose of the Share Exchange Agreement.

(2)	Matters Concerning Calculation

(a)	Name of Valuation Institution and its Relationship with Resona Holdings and Kansai Mirai Financial Group

None of BofA Securities acting as a third-party valuation institution to Resona Holdings, Nomura Securities acting as a third party valuation institution to Kansai Mirai Financial Group, or Frontier Management acting as the Special Committee’s own third-party valuation institution fall under the related parties of Resona Holdings, Kansai Mirai Financial Group, or SMBC (which is the Tendering Shareholder), or has any significant interest in the Share Exchange.

(b)	Outline of Valuation

In order to ensure the fairness in calculating the Share Exchange Ratios, Resona Holdings appointed BofA Securities as a third-party valuation institution and requested BofA Securities to conduct the calculation and analysis of the Share Exchange Ratio.
Kansai Mirai Financial Group appointed Nomura Securities as a third-party valuation institution and requested Nomura Securities to conduct the calculation and analysis of the Share Exchange Ratio. Also, the Special Committee appointed Frontier Management as a third-party valuation institution and requested Frontier Management to conduct the calculation and analysis of the Share Exchange Ratio.

(i)	Outline of Calculation and Fairness Opinion by BofA Securities

BofA Securities conducted, with respect to both of Resona Holdings and Kansai Mirai Financial Group, (i) a market price analysis, as the shares of both of Resona Holdings and Kansai Mirai Financial Group are listed on the First Section of the Tokyo Stock Exchange and there exist market prices of both of such companies, (ii) a comparable company analysis, as there are listed companies that are comparable to each of such companies and it was possible to draw analogies with the market valuations of comparable companies; and in addition, (ii) an analysis based on the DDM Method (DDM analysis) by which share values are evaluated by setting the level of capital required for each company to operate its respective businesses in a stable manner and then discounting the portion of the capital exceeding such level to the present value of the cost of capital as profit attributable to shareholders, for the purpose of reflecting the future business activities in the calculation of share values, and then conducted an analysis of the Share Exchange Ratio, comprehensively taking into account the results of the foregoing analyses. BofA Securities submitted the Share Exchange Ratio Analysis Report (BofA Securities) as of today to the board of directors of Resona Holdings, under the preconditions described below as well as certain other conditions. Further, upon request from the board of directors of Resona Holdings, BofA Securities delivered to the board of directors of Resona Holdings the Fairness Opinion (BofA Securities) as of today, under the preconditions described below as well as certain other conditions.

In the market price analysis, with November 9, 2020 as the reference date for calculation, the ranges for the Share Exchange Ratio were evaluated based on the maximum/minimum ratio of the market prices to the closing prices of common stock of both companies on the First Section of the Tokyo Stock Exchange on the reference date for calculation, as well as the simple average closing prices for a one (1) month, three (3) month, and six (6) month period, respectively, starting from the reference date for calculation.

In the comparable company analysis, the share values of Resona Holdings and Kansai Mirai Financial Group were evaluated through a comparison of the ratio of net profit to total market value and the ratio of net profit to book value of net assets by selecting multiple listed companies engaged in relatively (not completely) similar businesses as those of such companies for the purpose of analysis.

Further, in the DDM analysis, the share values were evaluated, in order to reflect the status of the future business activities in the evaluation, by discounting to the present value using capital cost, the future cash flows for the periods from the fiscal year ending March 31, 2022 onward that belong to shareholders, after taking into account necessary internal reserves, etc. to maintain a certain capital structure, based on the financial forecasts for both companies for the periods from the fiscal year ending March 31, 2022 to the fiscal year ending March 31, 2026, which were provided to BofA Securities for the purpose of calculation and analyses, under the preconditions described below as well as certain other conditions. Please note that the financial forecasts for Kansai Mirai Financial Group provided to BofA Securities consist of (i) the stand-alone basis financial forecasts (without taking into consideration any impact of becoming a wholly-owned subsidiary) which were prepared by Kansai Mirai Financial Group and then adjusted by Resona Holdings; and (ii) the financial forecasts which were provided to BofA Securities by Resona Holdings after taking into consideration such impact as determined by Resona Holdings. On the other hand, the financial forecasts for Resona Holdings is the stand-alone basis financial forecasts (without taking into consideration any impact of becoming a wholly-owned subsidiary) which were provided to BofA Securities by Resona Holdings. The foregoing financial forecasts for Resona Holdings do not anticipate a significant increase or decrease in profit as to any fiscal year. On the contrary, the financial forecasts for Kansai Mirai Financial Group anticipate a significant increase or decrease in profit as to relevant fiscal year(s). In particular, the consolidated net profit is expected to increase by 7.9 billion yen in the fiscal year ending March 31, 2022 compared to the previous fiscal year against a backdrop of the recovery in earnings from the impact of the temporary decreases in interest and dividends on securities and gain/loss from sales of securities that resulted from the spread of COVID-19. The consolidated net profit for the fiscal year ending March 31, 2023 is expected to increase by 5 billion yen compared to the previous fiscal year against a backdrop of the progress in cost reductions from the elimination and consolidation of branches and the reallocation of personnel within the Group companies and other factors.

The ranges of the Share Exchange Ratio calculated by BofA Securities (i.e., the ranges representing the number of shares of Resona Holdings to be allotted for one (1) share of Kansai Mirai Financial Group) are indicated below:
Applied Valuation Methodology	Range of Share Exchange Ratio
Market Price Analysis	1.13 ~ 1.17
Comparable Company Analysis	0.47 ~ 1.06
DDM analysis (Note 1)	0.96 ~ 1.84
(Note 1)
The above-mentioned ranges through DDM analyses are the Share Exchange Ratio calculated through the analyses based on the financial forecasts for Kansai Mirai Financial Group with adjustment by Resona Holdings after taking into consideration both the stand-alone basis financial forecasts (without taking into consideration any impact of becoming a wholly-owned subsidiary) and the financial forecasts after taking into consideration such impact as determined by Resona Holdings. Please note that as set out in the below-mentioned preconditions, the Fairness Opinion (BofA Securities) delivered by BofA Securities is based on the financial forecasts for Kansai Mirai Financial Group after taking into consideration the above-mentioned impact as determined by Resona Holdings.

(Note 2)
The Share Exchange Ratio Analysis Report (BofA Securities) and the Fairness Opinion (BofA Securities) described above have been delivered solely for the use and benefit of the board of directors of Resona (in its capacity as such) in connection with and for purposes of its evaluation of the Share Exchange from a financial point of view. BofA Securities expresses no view or opinion as to any terms or other aspects of the Transaction (other than the Share Exchange Ratio to the extent expressly specified in the Fairness Opinion (BofA Securities) and based on the assumptions and conditions specified in the Fairness Opinion (BofA Securities)), including, without limitation, the form or structure of the Transaction, the Share Exchange Agreement and the Tender Agreement (the Share Exchange Agreement and the Tender Agreement shall be hereinafter referred to collectively as the “Definitive Agreements”), and other contracts or arrangements executed or agreed upon in connection with the Transaction, and the Tender Offer Price for the Tender Offer (including, without limitation, the relative value of the Share Exchange Ratio and the Tender Offer Price). The Opinion is limited to the fairness, from a financial point of view, to Resona Holdings of the Share Exchange Ratio and no opinion or view is expressed with respect to any consideration received in connection with the Transaction by the holders of any class of securities, creditors or other constituencies of any party.  In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Transaction, relative to the Share Exchange Ratio. Furthermore, no opinion or view is expressed as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to Resona Holdings or in which Resona Holdings might engage or as to the underlying business decision of Resona Holdings to proceed with or effect the Transaction.  Moreover, BofA Securities is not expressing any opinion as to what the value of Resona Holdings Shares actually will be when issued or the prices at which Resona Holdings Shares or Kansai Mirai Financial Group Shares will be traded at any time, including following the announcement or commencement of the Transaction. In addition, BofA Securities expresses no opinion or recommendation as to how any stockholder should vote or act in connection with the Transaction, the Tender Offer, the Share Exchange or any related matter. BofA Securities also is not expressing any view or opinion with respect to, and has relied, at the direction of Resona Holdings, upon the assessments of Resona Holdings regarding, legal, regulatory, accounting, tax and similar matters relating to Resona Holdings, Kansai Mirai Financial Group, or any other entity, and the Transaction as to which BofA Securities understands that Resona Holdings obtained such advice as it deemed necessary from qualified professionals.

BofA Securities, in conducting a valuation analysis (the “Analysis”) for the Stock Exchange Ratio Analysis Report (BofA Securities) and preparing the Fairness Opinion (BofA Securities), has assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Securities and has relied upon the assurances of the managements of Resona Holdings and Kansai Mirai Financial Group that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the financial forecasts relating to Kansai Mirai Financial Group prepared by or at the direction of and approved by the management of Kansai Mirai Financial Group (the “Kansai Mirai FG Forecasts”), BofA Securities has been advised by Kansai Mirai Financial Group, and has assumed, with the consent of Resona Holdings, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Kansai Mirai Financial Group as to the future financial performance of Kansai Mirai Financial Group.
With respect to the Kansai Mirai FG Forecasts adjusted by the management of Resona

Holdings (the “Adjusted Kansai Mirai FG Forecasts”), the financial forecasts relating to Resona Holdings prepared by the management of Resona Holdings and the cost savings to be realized by Kansai Mirai Financial Group as a result of the implementation of Making KMFG a Wholly-Owned Subsidiary anticipated by the management of Resona Holdings (the “Cost Savings”), BofA Securities has assumed, at the direction of Resona Holdings, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Resona Holdings as to the future financial performance of Kansai Mirai Financial Group and Resona Holdings and the other matters covered thereby and, based on the assessments of the management of Resona Holdings as to the relative likelihood of achieving the future financial results reflected in the Kansai Mirai FG Forecasts and the Adjusted Kansai Mirai FG Forecasts, BofA Securities has relied, at the direction of Resona Holdings, on the Adjusted Kansai Mirai FG Forecasts for purposes of conducting the Analysis and preparing the Fairness Opinion (BofA Securities). BofA Securities has relied, at the direction of Resona Holdings, on the assessments of the management of Resona Holdings as to the likelihood of achieving the Cost Savings and has been advised by Resona Holdings, and has assumed, that the Cost Savings will be realized in the amounts and at the times projected. In addition, BofA Securities conducted the Analysis, at the direction of Resona Holdings, on the assumption that such part of the Cost Savings in the percentage determined by Resona Holdings should be attributed to the Kansai Mirai Financial Group before Making KMFG a Wholly-Owned Subsidiary. BofA Securities is not an expert in evaluating loans, deferred tax assets, reserves for possible losses, hedge positions and derivative positions, and has not conducted independent evaluations with respect to these items for Resona Holdings, Kansai Mirai Financial Group or their affiliated companies or reviewed each company’s individual credit records. Therefore, BofA Securities has assumed that the total amount of reserves for possible losses accounted for by Resona Holdings, Kansai Mirai Financial Group and their affiliated companies (which includes the total reserves for possible losses after the Transaction on a pro forma basis) is sufficient to cover future possible losses. The Analysis and the Fairness Opinion (BofA Securities) are necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date thereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and BofA Securities expresses no opinion or view as to any potential effects of such volatility on any of Resona Holdings, Kansai Mirai Financial Group or the Transaction. It should be understood that subsequent developments on or after the date of the Analysis and the Fairness Opinion (BofA Securities) may affect the Analysis and the Fairness Opinion (BofA Securities), and BofA Securities does not have any obligation to update, revise, or reaffirm them.
The descriptions of the analyses conducted by BofA Securities set forth above is a summary of the material financial analyses presented by BofA Securities to the board of directors of Resona Holdings in connection with the Fairness Opinion (BofA Securities) and is not a comprehensive description of all analyses undertaken by BofA Securities in connection with the Fairness Opinion (BofA Securities). The preparation of the Fairness Opinion (BofA Securities) and its underlying analysis is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analysis and the opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing the Analysis, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Resona Holdings and Kansai Mirai Financial Group. The estimates of the future performance of Resona Holdings and Kansai Mirai Financial Group in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses.  These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, of the Share Exchange Ratio and were provided to the board of directors of Resona Holdings in connection with the delivery of the Fairness Opinion (BofA Securities). The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future.  Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual value of Resona Holdings and Kansai Mirai Financial Group. The Transaction was determined through negotiations among Resona Holdings, SMFG, SMBC and Kansai Mirai Financial Group, rather than by any financial advisor, and was approved by the board of directors of Resona Holdings.  The decision to implement the Transaction was solely that of the board of directors of Resona Holdings. As described above, the Fairness Opinion (BofA Securities) and the Share Exchange Ratio Analysis Report (BofA Securities) were only one of many factors considered by the board of directors of Resona Holdings in its evaluation of the Transaction and should not be viewed as determinative of the views of the board of directors or management of Resona Holdings with respect to the Transaction or its terms and conditions.
BofA Securities has not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Kansai Mirai Financial Group, Resona Holdings or any other entity, nor has it made any physical inspection of the properties or assets of Kansai Mirai Financial Group, Resona Holdings or any other entity. BofA Securities has not evaluated the solvency or fair value of Kansai Mirai Financial Group, Resona Holdings or any other entity under any applicable laws or regulations relating to bankruptcy, insolvency or similar matters. BofA Securities has assumed, at the direction of Resona Holdings, that the Transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any material terms or conditions of, or agreed matters set forth in, the Definitive Agreements and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Resona Holdings, Kansai Mirai Financial Group or the benefits contemplated by Resona Holdings or under the Transaction. BofA Securities also has assumed, at the direction of Resona Holdings, that the Transaction will not be a taxable transaction for Kansai Mirai Financial Group or Resona Holdings.  In preparing the Share Exchange Ratio Analysis Report (BofA Securities) and the Fairness Opinion (BofA Securities), BofA Securities has, at the direction of Resona Holdings, taken into account the dilution to be caused by the conversion of the stock acquisition rights issued by Kansai Mirai Financial Group into its common stock, based on certain assumptions. BofA Securities expresses no view or opinion as to whether or not the holders of such stock acquisition rights will exercise their conversion rights or the timing of their exercise. The Share Exchange Ratio Analysis Report (BofA Securities) and the Fairness Opinion (BofA Securities) have been prepared based on the financial information prepared in accordance with accounting principles generally accepted in Japan.

BofA Securities also has assumed, at the direction of Resona Holdings, that the final executed versions of the Definitive Agreements will not differ in any material respect from the draft Definitive Agreements reviewed by BofA Securities.
BofA Securities has acted as financial advisor to Resona Holdings in connection with the Transaction and will receive a fee for its services, a significant portion of which is contingent upon execution of the Share Exchange Agreement and the remaining portion of which is contingent upon consummation of the Transaction. In addition, Resona Holdings has agreed to reimburse expenses of BofA Securities and indemnify BofA Securities against certain liabilities arising out of its engagement.

BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of its businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Resona Holdings, Kansai Mirai Financial Group, SMFG, SMBC and certain of their respective affiliates.

BofA Securities and its affiliates in the past have provided, may be currently providing, and in the future may provide, investment banking, commercial banking and other financial services to Resona Holdings and have received or in the future may receive compensation for the rendering of these services.
In addition, BofA Securities and its affiliates may provide investment banking, commercial banking and other financial services to Kansai Mirai Financial Group and may receive compensation for the rendering of these services. Also, BofA Securities and its affiliates in the past have provided, may be currently providing, and in the future may provide, investment banking, commercial banking and other financial services to SMFG and SMBC and have received or in the future may receive compensation for the rendering of these services, including having acted as lead manager and bookrunner for various debt offerings of SMFG.

(ii)	Outline of Nomura Securities’ Valuation

With respect to both companies' share exchange ratios, Nomura Securities made the calculation using the average share price analysis because both companies are listed on the First Section of the Tokyo Stock Exchange, and market prices are available. It also employed the comparable companies analysis because there are multiple similar listed companies comparable to both companies, and the analogy of share values is possible through similar company comparison. In addition to the above, in order to reflect the state of future business activities in the evaluation, Nomura Securities utilized the DDM Method. This method is used to analyze share values by discounting the income attributable to the shareholders (with retained earnings required to maintain a certain capital structure being taken into account) down to the present value by capital cost. It is widely used for the evaluation of financial institutions.

In the average share price analysis, with November 9, 2020 as the reference date for calculation (the “Reference Date for Calculation”), Nomura Securities used the closing prices of the common stocks of both companies on the Tokyo Stock Exchange on the Reference Date for Calculation, as well as the simple average closing prices for the respective periods of five (5) business days, one (1) month, three (3) months, and six (6) months, starting from the Reference Date for Calculation.

In the comparable companies analysis, for the evaluation of Resona Holdings, Nomura Securities selected Mebuki Financial Group, Inc., Concordia Financial Group, Ltd., Shinsei Bank, Limited, Aozora Bank, Ltd., Sumitomo Mitsui Trust Holdings, Inc, the Chiba Bank, Ltd., and The Gunma Bank, Ltd as similar listed companies which can be judged to be similar to the banking business which is the core business of Resona Holdings. They evaluated Resona Holdings by using the ratio of net profit to total market value and the ratio of shareholders’ equity to total market value.

For the evaluation of Kansai Mirai Financial Group, Nomura Securities selected the Shiga Bank, Ltd, the Nanto Bank,Ltd., the Bank of Kyoto,Ltd., the Kiyo Bank, Ltd., and Senshu Ikeda Holdings, Inc. as similar listed companies which can be judged to be similar to the banking business which is the core business of Kansai Mirai Financial Group, and evaluated Kansai Mirai Financial Group by using the ratio of net profit to total market value and the ratio of shareholders’ equity to total market value.

In the DDM Method, the corporate value of Resona Holdings was evaluated by discounting the future profit attributable to shareholders, after taking into account necessary internal reserves to maintain a certain capital structure, to the present value, using a certain discount rate in accordance with the business risks, taking into account reasonable assumptions including the forecast for the fiscal year ending March 31, 2021, and business projections from the fiscal year ending March 31, 2022, to the fiscal year ending March 31, 2026, which were provided by Resona Holdings.

Nomura Securities applied from 7.50% to 8.50% as the discount rate. In the perpetual growth method and the terminal multiple method for calculating the going value, Nomura Securities applied a perpetual growth rate from -0.25% to 0.25%, and an exit multiple from 6.5x to 7.5x, respectively.

The corporate value of Kansai Mirai Financial Group was evaluated by discounting the future profit attributable to shareholders, after taking into account necessary internal reserves to maintain a certain capital structure, to the present value, using a certain discount rate in accordance with the business risks, taking into account reasonable assumptions including the forecast for the fiscal year ending March 31, 2021, and business projections from the fiscal year ending March 31, 2022, to the fiscal year ending March 31, 2026, which were provided by Kansai Mirai Financial Group.

Nomura Securities applied a discount rate from 6.50% to 7.50%. In the perpetual growth method and the terminal multiple method for calculating the going value, Nomura Securities applied a perpetual growth rate from -0.25% to 0.25%, and an exit multiple from 9.5x to 10.5x, respectively.

The calculation results for each analysis are indicated below. The respective ranges for the Share Exchange Ratios below represent the number of common stocks of Resona Holdings to be allotted for one common stock of Kansai Mirai Financial Group.

	Applied methodology	Range of share exchange ratio
1	Average Share Price Analysis	1.13 ~ 1.17
2	Comparable Companies Analysis	0.67 ~ 1.22
3	DDM Method	1.36 ~ 1.47

The financial forecast of Resona Holdings applied in the DDM Method conducted by Noumra Securities did not anticipate a significant increase or decrease in profit.

On the other hand, the financial forecast of Kansai Mirai Financial Group applied in the DDM Method conducted by Noumra Securities anticipated a fiscal year in which a significant increase or decrease in profit occured, compared with the previous fiscal year.

Specifically, consolidated net profit for the fiscal year ending March 31, 2022, is predicted to increase by JPY 7.9 billion year-on-year, against the backdrop of a business recovery from the deterioration in earnings in the fiscal year ending March 31, 2021, due to a temporary decline in interest and dividends on securities and profit and loss on sale of marketable securities affected by the infectious spread of the novel coronavirus.
Consolidated net profit for the fiscal year ending March 31, 2022, is predicted to increase by JPY 5 billion year-on-year, as a result of progress in cost reductions by integrating the outlets and the promotion of personnel relocations within the group.
The Special Committee has confirmed the reasonableness of the said financial forecast, including its content, material preconditions, and creation process.

In conducting a valuation analysis for the Share Exchange Ratios, Nomura Securities has assumed financial, economic, market, business environment, and other conditions as of the Reference Date for Calculation, and relies upon the information obtained by Nomura Securities as of the Reference Date for Calculation.
Nomura Securities has assumed that all publicly disclosed information and all financial, legal, regulatory, tax, accounting, and other information provided to and reviewed by Nomura Securities are accurate and complete, and has not independently verified their accuracy and completeness.
In addition, Nomura Securities has not undertaken any independent evaluation, appraisal, or assessment of any of the assets or liabilities (including derivatives, off-balance-sheet assets and liabilities, and contingent liabilities) of both companies and their affiliates, nor has Nomura Securities made any request to a third-party for an evaluation, appraisal, or assessment of such.
Nomura Securities has assumed that the financial forecasts and other forward-looking information of both companies have been reasonably prepared or reviewed by the management of the companies based on the best possible and good faith forecast and judgment, and that the financial standing of both companies will shift in accordance with these forecasts, and has relied on such financial forecasts and other forward-looking information without conducting independent investigations.

(iii) Outline of Frontier Management’s Valuation and Fairness Opinion

(a)	Outline of Frontier Management’s Valuation

With respect to the share exchange ratios of both companies, Frontier Management made the calculation using the average share price analysis because both companies are listed on the First Section of the Tokyo Stock Exchange, and market prices are available. It also employed the comparable companies analysis because there are multiple similar listed companies comparable to both companies, and the analogy of share values is possible through similar company comparison analysis. In addition to the above, in order to reflect the state of future business activities in the evaluation, Frontier Management utilized the DDM Method. This is a method to analyze share values by discounting the capital and income (“Adjusted Dividend”) attributable to the shareholders (with retained earnings required to maintain a certain capital structure being taken into account) down to the present value by capital cost, and it is widely used for evaluation for financial institutions.

The calculation results for each analysis are indicated below. The respective ranges for the Share Exchange Ratios below represent the number of common stocks of Resona Holdings to be allotted for one common stock of Kansai Mirai Financial Group.

	Applied methodology	Range of share exchange ratio
1	Average Share Price Analysis	1.13 ~ 1.17
2	Comparable Companies Analysis	0.55 ~ 1.07
3	DDM Method	1.24 ~ 1.47

In the average share price analysis, with November 9, 2020 as the reference date for calculation (the “Reference Date for Calculation”), Frontier Management used the closing prices of common stocks of both companies on the Tokyo Stock Exchange on the Reference Date for Calculation, as well as the simple average closing prices for one (1) week starting from November 4, 2020, to the Reference Date for Calculation, one (1) month starting from October 12, 2020, to the Reference Date for Calculation, three (3) months starting from August 11, 2020, to the Reference Date for Calculation, and six (6) months starting from May 11, 2020, to the Reference Date for Calculation respectively.

In the comparable companies analysis, for the evaluation of Kansai Mirai Financial Group, Frontier Management selected the Bank of Kyoto,Ltd., the Nanto Bank,Ltd., the Shiga Bank, Ltd, Senshu Ikeda Holdings, Inc, and the Kiyo Bank, Ltd., as similar listed companies engaging in a similar business, taking into account the characteristics of a regional bank based in the Kansai region. It evaluated Kansai Mirai Financial Group by using the ratio of net profit to total market value and the ratio of book value of net assets to total market value.

For the evaluation of Resona Holdings, Frontier Management selected Sumitomo Mitsui Trust Holdings, Inc, Fukuoka Financial Group, Inc., Concordia Financial Group, Ltd., the Chiba Bank, Ltd., Shinsei Bank, Limited, and Aozora Bank, Ltd. as similar listed companies which can be judged to be relatively (not completely) similar in terms of growth, profitability, and revenue structure. It evaluated Resona Holdings by using the ratio of net profit to total market value and the ratio of book value of net assets to total market value.

In the DDM Method, the corporate value of Kansai Mirai Financial Group was evaluated by discounting the future Adjusted Dividend to the present value using a certain discount rate, taking into account reasonable assumptions including the forecast for the fiscal year ending March 31, 2021, and business projections from the fiscal year ending March 31, 2022 to the fiscal year ending March 31, 2026.
Frontier Management applied a discount rate from 6.50% to 7.50%. In the perpetual growth method and the terminal multiple method (PER) to calculate the going value, Frontier Management applied a perpetual growth rate from -0.10% to 0.10%, and PER for the terminal multiple method (PER) from 11.0x to 12.0x, respectively.

In addition, the corporate value of Resona Holdings was evaluated by discounting the future Adjusted Dividend to the present value using a certain discount rate, taking into account reasonable assumptions, including the forecast for the fiscal year ending March 31, 2021, and business projections from the fiscal year ending March 31, 2022, to the fiscal year ending March 31, 2026.
Frontier Management applied a discount rate from 7.50% to 8.50%. In the perpetual growth method and the terminal multiple method (PER) to calculate the going value, Frontier Management applied a perpetual growth rate from -0.10% to 0.10%, and PER for the terminal multiple method (PER) from 7.5x to 8.5x, respectively.
The financial forecast of Resona Holdings applied in the DDM Method did not anticipate a significant increase or decrease in profit.

On the other hand, the financial forecast of Kansai Mirai Financial Group applied in the DDM Method anticipated a fiscal year in which a significant increase or decrease in profit ocurred.
Specifically, consolidated net profit for the fiscal year ending March 31, 2022 is predicted to increase by JPY 7.9 billion year-on-year, against the backdrop of a business recovery from the deterioration in earnings in the fiscal year ending March 31, 2021, due to a temporary decline in interest and dividends on securities and profit and loss on sale of marketable securities affected by the infectious spread of the novel coronavirus.
Consolidated net profit for the fiscal year ending March 31, 2022 is predicted to increase by JPY 5 billion year-on-year as a result of progress in cost reductions by integrating the outlets and the promotion of personnel relocations within the group.
The Special Committee has confirmed the reasonableness of the said financial forecast, including its content, material preconditions, and creation process.

(b)	Outline of Frontier Management’s Fairness Opinion

The Special Committee has received Frontier Management’s Fairness Opinion, as of November 9, 2020, being an opinion that the share exchange ratio for the Share Exchange is fair from a financial point of view to the holders of the common stock of Kansai Mirai Financial Group.
Fairness Opinion (Frontier Management) has expressed its opinion that the share exchange ratio for the Share Exchange is fair from a financial point of view to the holders of the common stock of Kansai Mirai Financial Group in light of the valuation and analysis of the share exchange ratio mentioned above, including the future business prospects of Kansai Mirai Financial Group.
In addition to the results of the calculation and analysis of the share exchange ratio conducted after Frontier Management received the disclosure from Kansai Mirai Financial Group of the current business conditions and business prospects of both companies and the explanation thereof, the Fairness Opinion (Frontier Management) report was also submitted following a hearing on the purpose and background of the Transaction, the review of the business, economy and financial market environments as deemed necessary by Frontier Management, and the review by the board which was conducted by the members independent of the engagement team in Frontier Management.

Notes:
To prepare the Fairness Opinion (Frontier Management), Frontier Management has assumed that all publicly disclosed information and all financial, legal, regulatory, tax, accounting, and other information provided by Kansai Mirai Financial Group and Resona Holdings, and reviewed by Frontier Management, are accurate and complete. Frontier Management has not independently verified and assumes no obligation with respect to the accuracy and completeness of such information.
Therefore, Frontier Management shall have no liability resulting from defects in such materials or non-disclosure of material facts. Furthermore, Frontier Management has not undertaken an independent analysis and appraisal of the assets or liabilities (including off-balance-sheet assets and liabilities and contingent liabilities) of Kansai Mirai Financial Group, Resona Holdings, and their affiliates, including any analysis or evaluation of each individual asset or liability, nor has Frontier Management made any request to a third party for an evaluation or appraisal of such. Furthermore, Frontier Management has not undertaken any assessment or investigation as to the creditworthiness of Kansai Mirai Financial Group and Resona Holdings, including the possibility of applying any applicable laws relating to bankruptcy, insolvency, or similar matters.
Frontier Management has assumed that the financial forecasts and other forward-looking information and materials of Kansai Mirai Financial Group and Resona Holdings have been reasonably prepared or reviewed by the management of the companies based on the best currently possible forecast and judgment, and that the financial standing of both companies will shift in accordance with these forecasts. Furthermore, Frontier Management does not warrant the feasibility of business projections and does not represent any view with respect to the analyses, forecasts, or preconditions on which they were based. In addition, Frontier Management has assumed that the Share Exchange would qualify as a qualified share exchange (tekikaku kabushiki kokan) under the Corporation Tax Law of Japan, and that the tax consequences of the Share Exchange as proposed to Frontier Management are accurate. Frontier Management has not independently analyzed or verified such tax consequences, and assumes no obligation to do so.
Frontier Management is not a specialized institution in law, accounting, or tax, and does not undertake and shall not be required to undertake any independent analysis or review of the existence of any legal, accounting, or tax issues concerning the Share Exchange.
Frontier Management has acted as financial advisor to the Special Committee with respect to the Share Exchange, has been involved in a portion of the negotiations with respect to the Share Exchange, and will receive a fee for submitting the Fairness Opinion (Frontier Management). For the submission of the Fairness Opinion (Frontier Management), the disclaimer and indemnification provisions set forth in the service agreement between Kansai Mirai Financial Group and Frontier Management shall apply.

With the Fairness Opinion (Frontier Management), Frontier Management intends only to provide information that will serve as a reference for the Special Committee to review the Share Exchange Ratio between Kansai Mirai Financial Group and Resona Holdings, and does not assume that the Fairness Opinion (Frontier Management) will be provided to any other person. The Fairness Opinion (Frontier Management) does not express an opinion on the share prices of Kansai Mirai Financial Group and Resona Holdings, or the share price of Resona Holdings after the Share Exchange. Nor does the Fairness Opinion (Frontier Management) address the position of the Share Exchange in the business strategy of Kansai Mirai Financial Group or the benefits to be derived from the implementation of the Share Exchange, nor does it express an opinion on Kansai Mirai Financial Group's business judgment as to whether or not to execute the Share Exchange. The Fairness Opinion (Frontier Management) does not express any opinion to the shareholders, creditors, or any other related parties of Kansai Mirai Financial Group, and does not make any solicitation or recommendation to the shareholders of Kansai Mirai Financial Group with respect to the exercise of their voting rights or any other shareholder rights with respect to the Share Exchange, and has no authority to do so. Therefore, Frontier Management assumes no liability to shareholders or third parties who rely on the Fairness Opinion (Frontier Management).
It is assumed that, except as permitted in the service agreement between Kansai Mirai Financial Group and Frontier Management, the contents of the Fairness Opinion (Frontier Management) will not be disclosed to third parties regardless of the form, such as summary, reference, or quotation, or used for other purposes without the prior written consent of Frontier Management.
The Fairness Opinion (Frontier Management) assumes the business environment, economic, market, financial, and other conditions as of the date of the Fairness Opinion (Frontier Management), and relies on the information available to Frontier Management as of such date. Future changes in the economic environment or other circumstances may affect the contents or assumptions of the Fairness Opinion (Frontier Management), but Frontier Management assumes no obligation to revise, change, or supplement that opinion. The Fairness Opinion (Frontier Management) makes no representations or warranties other than those expressly set forth in the Fairness Opinion (Frontier Management), or as to matters subsequent to the date of the submission of the Fairness Opinion (Frontier Management).

(3)	Likelihood of Delisting and Reasons Therefor

Kansai Mirai Financial Group Shares are listed on the First Section of the Tokyo Stock Exchange as of today. However, since Resona Holdings does not set a maximum number of shares to be purchased in the Tender Offer, depending on the results of the Tender Offer, Kansai Mirai Financial Group Shares may be delisted following the prescribed procedures in accordance with the delisting standards of the Tokyo Stock Exchange.
In addition, even if the Tender Offer does not meet such delisting standards at the time of completion of the Tender Offer, if the Tender Offer is successful completed and the Share Exchange is subsequently implemented, Kansai Mirai Financial Group will be Resona Holdings’ wholly-owned subsidiary on the (scheduled) Effective Date of the Share Exchange, which is April 1, 2021. Shares of Kansai Mirai Financial Group, which will be a wholly-owned subsidiary, will be delisted on March 30, 2021 (the last trading day is March 29, 2021), through prescribed procedures in accordance with the delisting criteria of the Tokyo Stock Exchange. After the delisting, Kansai Mirai Financial Group Shares will no longer be traded on the Tokyo Stock Exchange. In this regard, the Resona Holdings Shares, which will be the consideration in the Share Exchange, have been listed on the First Section of the Tokyo Stock Exchange. The Resona Holdings Shares that will be allocated and delivered as the consideration in the Share Exchange will continue to be able to be traded on the Tokyo Stock Exchange after the Share Exchange. Thus, we are of the opinion that it will be possible to continue to provide liquidity of shares to Kansai Mirai Financial Group shareholders to whom 100 or more Resona Holdings Shares will be allocated and delivered. On the other hand, Kansai Mirai Financial Group shareholders to whom less than 100 Resona Holdings Shares will be allocated and delivered will not be able to sell their Shares Less Than One Unit on the Tokyo Stock Exchange or other financial instruments exchanges. However, if they wish, shareholders holding those Shares Less Than One Unit can use a system to demand purchase of Shares

Less Than One Unit. For details of this treatment, please see (Note 3) “Treatment of Shares Less Than One Unit” in 2. “Overview of the Share Exchange,” (3) “Details of Allocation in Relation to the Share Exchange” above. For details of treatment of fractions where fractions less than one share arise as a result of the Share Exchange, please see (Note 4) “Treatment of fractions less than one share” in 2. “Overview of the Share Exchange,” (3) “Details of Allocation in Relation to the Share Exchange” above. Please note that Kansai Mirai Financial Group shareholders will remain able to trade their Kansai Mirai Financial Group Shares on the Tokyo Stock Exchange until the (scheduled) last trading day, which is March 29, 2021.

(4)	Measures to Ensure Fairness

Given that Resona Holdings is the parent company and controlling shareholder of Kansai Mirai Financial Group, holding 190,721,180 shares (ownership ratio: 51.15%) of Kansai Mirai Financial Group as of today, both companies determined that it would be necessary to ensure fairness of the Share Exchange and took measures to ensure the fairness as stated below.

(a)	Obtaining Analysis Reports from Independent Third-Party Valuation Institutions

Resona Holdings selected BofA Securities, which is a third-party valuation institution independent of Resona Holdings, Kansai Mirai Financial Group, and SMBC (which is the Tendering Shareholder), and it obtained the Share Exchange Ratio Analysis Report (BofA Securities) as of today. For summaries of the Share Exchange Ratio Analysis Report (BofA Securities), please see (2) “Matters Concerning Calculation,” (b) “Outline of Valuation,” (i) “Outline of Calculation and Fairness Opinion by BofA Securities” above. In addition, Resona Holdings obtained the Fairness Opinion (BofA Securities) as of today from BofA Securities. For the important assumptions for the Share Exchange Ratio Analysis Report (BofA Securities) and the Fairness Opinion (BofA Securities), please see (2) “Matters Concerning Calculation,” (b) “Outline of Valuation,” (i) “Outline of  Calculation and Fairness Opinion by BofA Securities” above.

On the other hand, Kansai Mirai Financial Group selected Nomura Securities, which is a third-party valuation institution independent of Resona Holdings, Kansai Mirai Financial Group, and SMBC (which is the Tendering Shareholder), and it obtained the Share Exchange Ratio Analysis Report (Nomura Securities) dated November 9, 2020. For summaries of the Share Exchange Ratio Analysis Report (Nomura Securities), please see (2) “Matters Concerning Calculation,” (b) “Outline of Valuation,” (ii) “Outline of Nomura Securities’ Valuation” above. Please note that Kansai Mirai Financial Group has not obtained any written opinion regarding the fairness of the Share Exchange Ratio (i.e., a fairness opinion) from Nomura Securities. Furthermore, the Special Committee selected Frontier Management as its own third-party valuation institution independent of Resona Holdings, Kansai Mirai Financial Group, and SMBC (which is the Tendering Shareholder), and it obtained the Share Exchange Ratio Analysis Report (Frontier Management) and the Fairness Opinion (Frontier Management) dated November 9, 2020. For summaries of the Share Exchange Ratio Analysis Report (Frontier Management) and the important assumptions for the Fairness Opinion (Frontier Management), please see (2) “Matters Concerning Calculation,” (b) “Outline of Valuation,” (iii) “Outline of Frontier Management’s Valuation and Fairness Opinion” above.

(b)	Advice from Independent Law Firms

For the Share Exchange, Resona Holdings selected Nishimura & Asahi as its legal advisor independent of Resona Holdings, Kansai Mirai Financial Group, and SMBC (which is the Tendering Shareholder); and it obtained legal advice from the firm with respect to Resona Holdings’ decision-making method and process, including various procedures for the Share Exchange, and other matters.

For the Share Exchange, Kansai Mirai Financial Group selected Kitahama Partners as its legal advisor independent of Resona Holdings, Kansai Mirai Financial Group, and SMBC (which is the Tendering Shareholder); and it obtained legal advice from the firm with respect to Kansai Mirai Financial Group’s decision-making method and process, including various procedures for the Share Exchange, and other matters.

(c)	Obtaining Share Exchange Ratio Analysis Reports and Fairness Opinions from Independent Financial Advisor in the Special Committee and Independent Third-Party Valuation Institution

The Special Committee appointed Frontier Management as its own financial advisor and third-party valuation institution. From Frontier Management, it obtained advice on points of note concerning the Share Exchange, received the Share Exchange Ratio Analysis Report (Frontier Management), and obtained a written opinion (the Fairness Opinion (Frontier Management)), stating that the Share Exchange Ratio is fair for the shareholders of Kansai Mirai Financial Group, other than Resona Holdings, from a financial viewpoint, subject to the assumptions set forth in ” (2) “Matters Concerning Calculation,” (b) “Outline of Valuation,” (iii) “Outline of Valuation and Fairness Opinion by Frontier Management” above, and other certain conditions as of the date of the written opinion.

(d)	Non-existence of Deal Protection Provisions and Measures to Ensure Other Opportunities for Acquisition Proposals Other Than the Transaction

Resona Holdings and Kansai Mirai Financial Group have not concluded any agreement that includes deal protection provisions to prohibit Kansai Mirai Financial Group from having contact with a competing offeror, or that otherwise limits the opportunity for a competing offeror to have contact with Kansai Mirai Financial Group. Resona Holdings and Kansai Mirai Financial Group have given consideration to ensure fairness of the Transaction by refraining from hindering opportunities for a competing purchase.

(5)	Measures to Avoid Conflicts of Interest

Because Resona Holdings is the controlling shareholder (parent company) of Kansai Mirai Financial Group, the Transaction constitutes a transaction with controlling shareholder. Therefore, Kansai Mirai Financial Group took the measures stated below to avoid conflicts of interest. Among the nine directors of Kansai Mirai Financial Group, Messrs. Tetsuya Kan, Kazuhiro Nishiyama, Kaoru Isono, and Tsutomu Okuda served as directors of Resona Holdings and/or companies in the Resona Group other than the Kansai Mirai Group in the past, and Mr. Shigeo Oketani was an employee of Resona Holdings and companies in the Resona Group other than the Kansai Mirai Group in the past. In light of this fact, from the viewpoint of preventing conflicts of interest, Messrs. Kan, Nishiyama, Isono, Okuda, and Oketani have not participated in any discussions, negotiations, or deliberations or resolutions of Kansai Mirai Financial Group’s board of directors concerning the Transaction in their capacity as Kansai Mirai Financial Group personnel.

(a)	Establishment of an Independent Special Committee in Kansai Mirai Financial Group

(i)	Background of Establishment

Kansai Mirai Financial Group received an initial proposal regarding Making KMFG a Wholly-Owned Subsidiary in late August 2020 from Resona Holdings. For the purposes of (1) ensuring careful decision-making by Kansai Mirai Financial Group, (2) eliminating risks of arbitrariness and conflicts of interest in the decision-making process of Kansai Mirai Financial Group’s board of directors and ensuring fairness of the process, and (3) making sure that the board’s decision to carry out the transaction in which Kansai Mirai Financial Group is made a wholly owned subsidiary of Resona Holdings is not disadvantageous to Kansai Mirai Financial Group’s general shareholders, Kansai Mirai Financial Group established, on September 1, 2020, the Special Committee consisting of the following three outside directors of Kansai Mirai Financial Group, none of whom has interests in Resona Holdings and all of whom have been notified to the Tokyo Stock Exchange as independent officers: Mr. Ryuji Yasuda (Chairperson of Tokyo Woman’s Christian University and other posts), Mr. Tadaharu Ohashi (Former Advisor for Kawasaki Heavy Industries, Ltd.), and Mr. Tetsuya Nishikawa (Representative Director of

Diffa Co., Ltd.). In considering the transaction in which Kansai Mirai Financial Group is made a wholly owned subsidiary of Resona Holdings, Kansai Mirai Financial Group inquired of the Special Committee about the following matters: (1) whether the transaction in which Kansai Mirai Financial Group is made a wholly owned subsidiary of Resona Holdings contributes to enhancement of the corporate value of Kansai Mirai Financial Group; and (2) whether the transaction in which Kansai Mirai Financial Group is made a wholly owned subsidiary of Resona Holdings is not disadvantageous to general shareholders of Kansai Mirai Financial Group in light of the results of consideration about (i) appropriateness of the terms of the transaction in which Kansai Mirai Financial Group is made a wholly owned subsidiary of Resona Holdings, and (ii) fairness of procedures for the transaction in which Kansai Mirai Financial Group is made a wholly owned subsidiary of Resona Holdings (collectively, “Matters of Inquiry”). As stated in (b) “Background to Deciding the Scheme for Making KMFG a Wholly-Owned Subsidiary” of (1) “Background to and Purpose of Making KMFG a Wholly-Owned Subsidiary” of 1. “Purpose of Making KMFG a Wholly-Owned Subsidiary” above, in early October 2020, which is after the establishment of the Special Committee, Resona Holdings decided on the following scheme of the Transaction: a scheme to make Kansai Mirai Financial Group a wholly-owned subsidiary of Resona Holdings using Resona Holdings Shares as consideration, by means of a share exchange whereby Resona Holdings would become the wholly-owning parent company and Kansai Mirai Financial Group would become the wholly-owned subsidiary, after acquiring part of Kansai Mirai Financial Group Shares with consideration in cash, by means of the tender offer for the Kansai Mirai Financial Group Shares and the Share Options. In response to this decision and in light of legal advice from Kitahama Partners, which is the legal advisor elected by Kansai Mirai Financial Group, the Special Committee had discussions with Kansai Mirai Financial Group and decided to consider the following matters as preparation for providing a report on (2) of the Matters of Inquiry: (i) in the Transaction, whether due consideration has been given to the interest of general shareholders of Kansai Mirai Financial Group through fair procedures; (ii) what opinions should be expressed by Kansai Mirai Financial Group’s board of directors about the Tender Offer; (iii) whether it is appropriate for Kansai Mirai Financial Group’s board of directors to express opinions to the effect that it supports the Tender Offer, reserves its opinion regarding the appropriateness of the Tender Offer Price and the purchase price of the Share Options, and leaves it to the discretion of Kansai Mirai Financial Group’s shareholders and the Share Option Holders whether to tender in the Tender Offer, and whether it can be said that the board expressing these opinions is not disadvantageous to general shareholders of Kansai Mirai Financial Group; (iv) whether fairness of transaction terms in the Share Exchange (including the consideration in the Share Exchange) has been ensured; and (v) based on consideration under (i) through (iv), whether it can be said that the Transaction is not disadvantageous to general shareholders of Kansai Mirai Financial Group. When establishing the Special Committee, Kansai Mirai Financial Group’s board of directors positioned the Special Committee as a council independent of the board and resolved that it would respect the Special Committee’s decisions to the utmost extent possible in making decisions regarding the Transaction, that it would not support the Transaction if the Special Committee determines that transaction terms are not appropriate, and that the board authorizes the Special Committee to (a) negotiate transaction terms and other matters with Resona Holdings; (b) when the Special Committee provides a report on the Matters of Inquiry, elect its own advisors on financial, legal, or other affairs as necessary (expenses in this case will be borne by Kansai Mirai Financial Group) or nominate or approve (including ex-post facto approval) Kansai Mirai Financial Group’s advisors on financial, legal, or other affairs; (c) and receive information necessary to consider and make decisions regarding the Transaction from officers and employees of Kansai Mirai Financial Group.

A fixed-amount of compensation will be paid to each member of the Special Committee as the consideration for his or her duties regardless of what is stated in its report.

(ii)	Background of Consideration

From September 1, 2020 to November 9, 2020, the Special Committee held its meetings 14 times in total. The Special Committee carefully considered the Matters of Inquiry such as by collecting information and having discussions from time to time as necessary in addition to the meetings. More specifically, the Special Committee first confirmed that there was no problem with Nomura Securities, which was elected by Kansai Mirai Financial Group as its financial advisor and third-party valuation institution, or Kitahama Partners, which was elected by Kansai Mirai Financial Group as its legal advisor, in terms of their independence and expertise. Accordingly, the Special Committee approved the election thereof. In early October 2020, the Special Committee elected Frontier Management as its own financial advisor and third-party valuation institution independent of Kansai Mirai Financial Group, Resona Holdings, and SMBC (which is the Tendering Shareholder). Compensation to be paid to Frontier Management in relation to the Transaction consists of only a fixed-amount of compensation to be paid regardless of whether the Transaction is successfully completed. There are no incentive fees to be paid on certain conditions, such as successful completion of the Transaction. The Special Committee received from Kansai Mirai Financial Group explanations on various matters such as the following: purposes of the Transaction; background leading to the Transaction; procedures for preparation and details of Kansai Mirai Financial Group’s business plan based on which a share exchange ratio was calculated; and a system for considering the Transaction and decision-making method for the Transaction. Furthermore, the Special Committee sent a written inquiry to Resona Holdings regarding purposes of the Transaction and other relevant matters. The Special Committee then received from Resona Holdings explanations on various matters, such as purposes of the Transaction, background leading to the Transaction, management policy and treatment of employees after the Transaction, and method of the Transaction, and exchanged questions and answers. The Special Committee received advice from Kitahama Partners, Kansai Mirai Financial Group’s legal advisor, on the following: measures to ensure fairness of procedures for and measures to avoid conflicts of interest in the Transaction, such as decision-making method used by Kansai Mirai Financial Group’s board of directors for the Transaction and management of the Special Committee, and others. The Special Committee also received from Kitahama Partners explanations on the results of legal due diligence on Resona Holdings and exchanged questions and answers. Furthermore, Kansai Mirai Financial Group asked PwC to conduct financial and tax due diligence on Resona Holdings. The Special Committee received from PwC explanations on the results of the financial and tax due diligence and exchanged questions and answers. In addition, the Special Committee received from Nomura Securities and Frontier Management explanations on the method and result of calculation of the share value of Kansai Mirai Financial Group and the share exchange ratio, exchanged questions and answers, and examined the reasonableness of the method and result of calculation. With respect to Kansai Mirai Financial Group’s business plan based on which Nomura Securities and Frontier Management calculate the share value and share exchange ratio, the Special Committee received from Kansai Mirai Financial Group explanations on policy for preparation of, and details of a draft business plan and then approved the draft business plan prepared by Kansai Mirai Financial Group. Based on advice provided by Nomura Securities, Frontier Management, and Kitahama Partners, the Special Committee decided a policy for negotiations over the share exchange ratio and other relevant matters, received reports on details of the negotiations from time to time, gave instructions where necessary, held direct negotiations with Resona Holdings, and sent a written proposal on the share exchange ratio more than once to Resona Holdings. By these means, the Special Committee was substantially involved in negotiations with Resona Holdings.

(iii)	Details of the Special Committee’s Decisions

Through these procedures, the Special Committee carefully and repeatedly discussed and considered the Matters of Inquiry. As a result, the Special Committee submitted, to Kansai Mirai Financial Group’s board of directors, the Written Report dated November 9, 2020, to the effect that the Special Committee does not deem the decision to carry out the Transaction to be disadvantageous to general shareholders of Kansai Mirai Financial Group.

a)	Details of the Report
i.	The Transaction will contribute to enhancement of the corporate value of Kansai Mirai Financial Group.
ii.	The Special Committee considers that in the Transaction, due consideration has been given to the interest of general shareholders of Kansai Mirai Financial Group through fair procedures.
iii.
The Special Committee considers that it is appropriate for Kansai Mirai Financial Group’s board of directors to express opinions to the effect that it supports the Tender Offer, reserves its opinion regarding the appropriateness of the Tender Offer Price and the purchase price of the Share Options, and leaves it to the discretion of Kansai Mirai Financial Group’s shareholders and the Share Option Holders whether to tender in the Tender Offer.

iv.
The Special Committee considers that it is appropriate for Kansai Mirai Financial Group’s board of directors to decide to support the Tender Offer, reserve its opinion regarding the appropriateness of the Tender Offer Price and the purchase price of the Share Options, and leave it to the discretion of Kansai Mirai Financial Group’s shareholders and the Share Option Holders whether to tender in the Tender Offer, and that the board making this decision is not disadvantageous to general shareholders of Kansai Mirai Financial Group.

v.	The Special Committee considers that the appropriateness of transaction terms in the Share Exchange (including the consideration in the Share Exchange) has been ensured.
vi.	Based on consideration under ii. through v., it can be said that the Transaction is not disadvantageous to general shareholders of Kansai Mirai Financial Group.

b)	Reasons for the Report

i.	For the reasons stated below, the Special Committee considers that the Transaction will contribute to enhancement of the corporate value of Kansai Mirai Financial Group.
•
What is stated in (a) “Background to Starting Consideration of Making KMFG a Wholly-Owned Subsidiary” and (c) “Background to Determination of Conditions for the Share Exchange” of (1) “Background to and Purpose of Making KMFG a Wholly-Owned Subsidiary” of 1. “Purpose of Making KMFG a Wholly-Owned Subsidiary” above as both companies’ purpose of the Transaction is based on the result of questions and answers exchanged between the Special Committee and each company and meets the Special Committee’s request for a specific description of the purpose. The purpose for both companies is to maintain and develop relationships between the Kansai Mirai Group companies and the Group’s transaction partners in the Kansai area and at the same time further enhance the corporate value of both companies by steadily implementing various business strategies and propelling measures to realize group synergy, such as re-building the business base, optimizing Kansai channel network, and accelerating the downsizing of the headquarters’ function in the entire Resona Group after the Transaction. The Special Committee considers this to be a reasonable purpose of the Transaction.

•
With respect to Kansai Mirai Financial Group’s view that it is possible to realize the synergy stated in (c) “Background to Determination of Conditions for the Share Exchange” of (1) “Background to and Purpose of Making KMFG a Wholly-Owned Subsidiary” of 1. “Purpose of Making KMFG a Wholly-Owned Subsidiary” above by carrying out the Transaction, the Special Committee does not consider it to be unreasonable.

•
The Special Committee considers that Kansai Mirai Financial Group and Resona Holdings have a common understanding on recent changes in the business environment and competition environment surrounding financial institutions and the issues to be addressed on a group-wide basis after the Transaction and the direction in addressing those issues, and that both companies’ recognition of systems to address those issues is more or less the same. Based on explanations provided by both companies to the Special Committee, the Special Committee considers that Resona Holdings and Kansai Mirai Financial Group adequately considered and discussed how group collaboration should be after the Transaction. Based on the foregoing, with respect to Kansai Mirai Financial Group’s decision that the Transaction can contribute to medium- to long-term enhancement of the corporate value of the Resona Group including the Kansai Mirai Financial Group, and the process of reaching this decision, the Special Committee does not consider them to be unreasonable.

ii.
For the reasons stated below, the Special Committee considers that in the Transaction, due consideration has been given to the interest of general shareholders of Kansai Mirai Financial Group through fair procedures.

•	The independent Special Committee was established within Kansai Mirai Financial Group. It is considered that the Special Committee functioned effectively.
•	It is considered that the Special Committee and Kansai Mirai Financial Group obtained independent professional advice from outside experts.
•
It is considered that the Special Committee and Kansai Mirai Financial Group obtained share valuation reports and share exchange ratio analysis reports from independent third-party valuation institutions with expertise, as information based on which decisions were to be made regarding the Transaction.

•
It is considered that in Kansai Mirai Financial Group, a system was established that allowed consideration, negotiations, etc. to be conducted independently of Resona Holdings by eliminating interested persons, including directors, from the consideration and negotiation processes for the Transaction.

•
In addition, the Transaction is a case of making a wholly owned subsidiary from a controlling shareholder; there are no exceptional circumstances in which the market check should be actively carried out.

•
Considering it is interpreted that other measures to ensure fairness are sufficiently taken, the failure to establish the majority of minority conditions does not impair the fairness of the procedures in the Transaction.

•	Press releases are intended to enhance the provision of information to general shareholders of Kansai Mirai Financial Group and improve the transparency of the process.
•
In order to ensure that the general shareholders of the Kansai Mirai Financial Group have the opportunity to properly decide whether to tender in the Tender Offer, consideration is given to ensuring that coerciveness in the Tender Offer does not occur.

iii.
For the reasons stated below, the Special Committee considers that it is appropriate for Kansai Mirai Financial Group’s board of directors to decide to support the Tender Offer, reserve its opinion regarding the appropriateness of the Tender Offer Price and the purchase price of the Share Options, and leave it to the discretion of Kansai Mirai Financial Group’s shareholders and the Share Option Holders whether to tender in the Tender Offer.

•
With respect to purposes of preparation, procedures for preparation, and details of a business plan based on which calculation was made using the DDM Method in the Share Valuation Report (Nomura Securities) and Share Valuation Report (Frontier Management), the Special Committee does not consider them to be unreasonable.

•	The Special Committee does not consider the calculation method used and details of calculation in the Share Valuation Report (Nomura Securities) to be

•
unreasonable; instead, it considers them to be reliable. The Tender Offer Price is above the upper limit of the range calculated by the average share price analysis and the comparable companies analysis in the Share Valuation Report (Nomura Securities). However, the Tender Offer Price is below the lower limit of the range calculated by the DDM Method in that report.

•
The Special Committee does not consider the calculation method used and details of calculation in the Share Valuation Report (Frontier Management) to be unreasonable; instead, it considers them to be reliable. The Tender Offer Price is above the upper limit of the range calculated by the average share price analysis and the comparable companies analysis in the Share Valuation Report (Frontier Management). However, the Tender Offer Price is below the lower limit of the range calculated by the DDM Method in that report.

•
The Tender Offer Price of 500 yen is equivalent to the amount including a premium of 23.46 % on 405 yen , which was the closing price of Kansai Mirai Financial Group Shares on November 9, 2020, which is the business day immediately before the announcement date of the Transaction; it is equivalent to the amount including a premium of 21.65 % on the simple average of the closing price of 411 yen for the past one-month period up to November 9, 2020; it is equivalent to the amount including a premium of 15.21 % on the simple average of the closing price of 434 yen for the past three-month period up to November 9, 2020; and it is equivalent to the amount including a premium of 19.90% on the simple average of the closing price of 417 yen for the past six-month period up to November 9, 2020.

•
In the sense that the Tender Offer Price includes a certain premium on the market price of Kansai Mirai Financial Group Shares, it cannot be said that the Tender Offer Price is unreasonable for the general shareholders of Kansai Mirai Financial Group who wish to realize their shares now. However, considering that the Tender Offer Price is below the lower limit of the range calculated by the DDM Method in the Share Valuation Report (Nomura Securities) and Share Valuation Report (Frontier Management), the Special Committee does not consider that the Tender Offer Price is at a level that makes it possible to actively recommend that the general shareholders of Kansai Mirai Financial Group tender their shares in the Tender Offer.

•
The Tender Offer Price was agreed on by Resona Holdings and SMBC through their negotiations. The Tender Offer Price mainly aims to cause SMBC to tender in the Tender Offer, while it only provides the other general shareholders of Kansai Mirai Financial Group with an opportunity to realize their shares at the Tender Offer Price if they wish to do so.

•
As stated in i. above, the Transaction, including the Tender Offer, and measures thereafter are considered to contribute to enhancement of the corporate value of Kansai Mirai Financial Group. Therefore, the Special Committee considers that it is appropriate for Kansai Mirai Financial Group’s board of directors to support the Tender Offer. However, while the Tender Offer Price cannot be considered unreasonable because it provides Kansai Mirai Financial Group’s shareholders who wish to realize their shares now with a certain opportunity to recover their investment as stated above, considering that the Tender Offer Price is below the lower limit of the range calculated by the DDM Method in the Share Valuation Report (Nomura Securities) and Share Valuation Report (Frontier Management), the Special Committee does not consider that the Tender Offer Price is at a level that makes it possible to actively recommend that the general shareholders of Kansai Mirai Financial Group tender their shares in the Tender Offer. On the other hand, as stated in v. below, the share exchange ratio in the Share Exchange, which is scheduled to be conducted when the Tender Offer successfully completes, is within the range calculated by the DDM Method in the Share Exchange Ratio Analysis Report (Nomura

Securities) and Share Exchange Ratio Analysis Report (Frontier Management); thus, it is a reasonable transaction term. Based on the foregoing, the Special Committee considers that it is appropriate for Kansai Mirai Financial Group’s board of directors to express opinions to the effect that it reserves its opinion regarding the appropriateness of the Tender Offer Price and the purchase price of the Share Options, and leaves it to the discretion of Kansai Mirai Financial Group’s shareholders and the Share Option Holders whether to tender in the Tender Offer.

iv.
For the reasons stated below, the Special Committee considers that it is appropriate for Kansai Mirai Financial Group’s board of directors to decide to support the Tender Offer, reserve its opinion regarding the appropriateness of the Tender Offer Price and the purchase price of the Share Options, and leave it to the discretion of Kansai Mirai Financial Group’s shareholders and the Share Option Holders whether to tender in the Tender Offer, and that the board making this decision is not disadvantageous to general shareholders of Kansai Mirai Financial Group.

•
As stated in i. above, the Special Committee considers that the Transaction will contribute to enhancement of the corporate value of Kansai Mirai Financial Group. Therefore, the Special Committee considers that Kansai Mirai Financial group’s board of directors deciding to express an opinion to the effect that the board supports the Tender Offer is not disadvantageous to general shareholders of Kansai Mirai Financial Group.

•	As stated in ii. above, in the Transaction, fair procedures have been taken to ensure the interest of general shareholders of Kansai Mirai Financial Group.
•
As stated in iii. above, although the Special Committee does not consider that the Tender Offer Price is at a level that makes it possible to actively recommend that the general shareholders of Kansai Mirai Financial Group tender their shares in the Tender Offer, it cannot be said that the Tender Offer Price is unreasonable because it provides general shareholders of Kansai Mirai Financial Group who wish to realize their shares now at the Tender Offer Price with an opportunity to recover their investment.

•	As stated in v. below, fairness of transaction terms has been ensured in the Share Exchange, which is scheduled to be conducted after the Tender Offer successfully completes.
•
The Special Committee does not consider it to be disadvantageous to general shareholders of Kansai Mirai Financial Group that Kansai Mirai Financial Group’s board of directors decides to leave it to the discretion of Kansai Mirai Financial Group’s shareholders whether to tender their shares in the Tender Offer, showing the reasons for the decision, instead of actively recommending that the shareholders tender their shares in the Tender Offer.

v.	For the reasons stated below, the Special Committee considers that the appropriateness of transaction terms in the Share Exchange (including the consideration in the Share Exchange) has been ensured.
•
With respect to purposes of preparation, procedures for preparation, and details of a business plan based on which calculation was made using the DDM Method in the Share Exchange Ratio Analysis Report (Nomura Securities) and Share Exchange Ratio Analysis Report (Frontier Management), the Special Committee does not consider them to be unreasonable.

•
The Special Committee does not consider the calculation method used and details of calculation in the Share Exchange Ratio Analysis Report (Nomura Securities) to be unreasonable; instead, it considers them to be reliable. The Share Exchange Ratio is above the upper limit of the range calculated by the average share price analysis and the comparable companies analysis in the Share Exchange Ratio Analysis Report (Nomura Securities); furthermore, it is above the central value of the range calculated by the DDM Method in that report.
•
The Special Committee does not consider the calculation method used and details of calculation in the Share Exchange Ratio Analysis Report (Frontier Management) to be unreasonable; instead, it considers them to be reliable. The Share Exchange Ratio is above the upper limit of the range calculated by the average share price analysis and the comparable companies analysis in the Share Exchange Ratio Analysis Report (Frontier Management); furthermore, it is above the central value of the range calculated by the DDM Method in that report.

vi.
It can be said that the Transaction is not disadvantageous to general shareholders of Kansai Mirai Financial Group, considering the following: as stated in ii. above, in the Transaction, due consideration has been given to the interest of general shareholders of Kansai Mirai Financial Group through fair procedures; as stated in iv. above, the Special Committee considers that it is appropriate for Kansai Mirai Financial Group’s board of directors to express opinions to the effect that it supports the Tender Offer, reserves its opinion regarding the appropriateness of the Tender Offer Price and the purchase price of the Share Options, and leaves it to the discretion of Kansai Mirai Financial Group’s shareholders and the Share Option Holders whether to tender in the Tender Offer, and that the board expressing these opinions is not disadvantageous to general shareholders of Kansai Mirai Financial Group; and as stated in v. above, the appropriateness of transaction terms in the Share Exchange (including the consideration in the Share Exchange) has been ensured.

(b)	Approval of All Uninterested Directors (Including Those who are Audit and Supervisory Committee Members) in Kansai Mirai Financial Group

Kansai Mirai Financial Group reached the decision that (A) by becoming a wholly-owned subsidiary of Resona Holdings, it would be possible to avoid conflicts of interest between Resona Group and the general shareholders of Kansai Mirai Financial Group as well as restrictions on ensuring independence, and to promote business cooperation between the two companies more closely, in addition to more efficient mutual utilization of management resources. By promptly putting various strategies into practice, it may contribute to mid and long-term improvement of the corporate value of Resona Group, including Kansai Mirai Financial Group. Also, (B) with respect to the Tender Offer Price, considering that i) Resona Holdings and SMBC agreed upon the Tender Offer Price through negotiations, and while the main purpose of the Tender Offer is to have SMBC tender in the Tender Offer, for the other general shareholders of Kansai Mirai Financial Group, the Tender Offer merely provides an opportunity to realize their shares at the Tender Offer Price if they wish to do so; ii) given that the Tender Offer Price of 500 yen exceeds 405 yen, which was the closing price of Kansai Mirai Financial Group Shares on the First Section of the Tokyo Stock Exchange on November 9, 2020, the business day preceding today, by 23.46%, it would not be unreasonable in terms of providing general shareholders of Kansai Mirai Financial Group with an opportunity to recover their investments; however, in light of the results of calculation of the share value of Kansai Mirai Financial Group conducted by Kansai Mirai Financial Group, it is not considered to have reached the price level where Kansai Mirai Financial Group may actively recommend that its general shareholders tender in the Tender Offer; and iii) the Share Exchange Ratio in the Share Exchange which is scheduled to be conducted when the Tender Offer successfully completes (1.42 shares of Resona Holdings Shares per share of Kansai Mirai Financial Group Shares) is considered to be adequate in light of the results of calculation of the share value and share exchange ratio conducted by Kansai Mirai Financial Group, and general shareholders of Kansai Mirai Financial Group could enjoy the future growth of Resona Hodings by continuing to hold Kansai Mirai Financial Group Shares until the Effective Date and becoming the shareholders of Resona Holdings, Kansai Mirai Financial Group decided that it will reserve its opinion regarding the appropriateness of the Tender Offer Price, and leave it to the discretion of shareholders whether to tender in the Tender Offer. Moreover, (C) as the purchase price per unit for the Share Options is set at one yen, Kansai Mirai Financial Group

decided that it will reserve its opinion regarding the appropriateness of the purchase price of the Share Options, and leave it to the discretion of the Share Option Holders whether to tender in the Tender Offer. Thus, in its board of directors meeting held today, Kansai Mirai Financial Group resolved to express an opinion to agree to the Tender Offer, and that it reserves its opinion regarding the appropriateness of the Tender Offer Price and the purchase price of the Share Options, and that it will leave it to the discretion of its shareholders and Share Option Holders whether to tender in the Tender Offer.
Among the nine directors of Kansai Mirai Financial Group, Messrs. Tetsuya Kan, Kazuhiro Nishiyama, Kaoru Isono, and Tsutomu Okuda served as directors of Resona Holdings and/or the Resona Group other than the Kansai Mirai Group in the past, and Mr. Shigeo Oketani was an employee of Resona Holdings and the Resona Group other than the Kansai Mirai Group in the past. In light of this fact, from the viewpoint of avoiding conflicts of interest, the following two-step procedure was taken at today’s meeting of Kansai Mirai Financial Group’s board of directors where a resolution was adopted for an agenda item regarding the Transaction: (i) four directors other than Messrs. Tetsuya Kan, Kazuhiro Nishiyama, Kaoru Isono, Tsutomu Okuda, and Shigeo Oketani, conducted deliberations and adopted a resolution upon unanimous approval; thereafter, (ii) from the viewpoint of forming a quorum of board of directors, five directors including Mr. Tsutomu Okuda, whose interest was deemed the smallest among the five directors named above because he only served as an outside director of Resona Holdings until 2014, conducted deliberations again and adopted a resolution upon unanimous approval.

From the viewpoint of avoiding conflicts of interest, Messrs. Tetsuya Kan, Kazuhiro Nishiyama, Kaoru Isono, Tsutomu Okuda, and Shigeo Oketani have neither participated in any discussions or negotiations concerning the Transaction in their capacity as Kansai Mirai Financial Group personnel nor have they participated in any consideration concerning the Transaction in their capacity as Kansai Mirai Financial Group personnel.

(c)	Establishment of an Independent System for Consideration in Kansai Mirai Financial Group

Kansai Mirai Financial Group established a system to carry out consideration, negotiations, and make decisions regarding the Transaction independently of Resona Holdings within Kansai Mirai Financial Group. More specifically, promptly after receiving the initial proposal regarding Making KMFG a Wholly-Owned Subsidiary from Resona Holdings in late August 2020, Kansai Mirai Financial Group established a review team comprising of 11 members, primarily officers or employees of the planning and finance divisions of the Kansai Mirai Financial Group who do not have a direct relationship with companies in the Resona Group. Thereafter, the review team, together with the Special Committee, has been exclusively involved in the process of negotiating transaction terms for the Transaction between Kansai Mirai Financial Group and Resona Holdings, and in the process of preparing the business outlook based on the value of Kansai Mirai Financial Group stock which was evaluated. Also, from the viewpoint of eliminating the issue of structural conflicts of interest, Kansai Mirai Financial Group has not allowed any of the following persons to be involved in the process of negotiating transaction terms for the Transaction between Kansai Mirai Financial Group and Resona Holdings or the process of preparing the business outlook based on which the value of Kansai Mirai Financial Group stock was evaluated: officers and employees of Kansai Mirai Financial Group that concurrently serve as officers or employees of companies in the Resona Group, other than Kansai Mirai Financial Group, at present; and officers and employees of Kansai Mirai Financial Group who had been officers or employees of companies in the Resona Group, other than Kansai Mirai Financial Group, until recently.

The system for considering the Transaction (including the scope of officers and employees of Kansai Mirai Financial Group involved in consideration, negotiations, and decision-making regarding the Transaction and their duties) that was established within Kansai Mirai Financial Group is based on the advice of Kitahama Partners. The Special Committee confirmed that there was no problem with the system in terms of independence and fairness.

4.	Summary of the Parties to the Share Exchange (as of March 31, 2020)

		Wholly-owning parent company resulting from the share exchange		Wholly-owned subsidiary resulting from the share exchange
(1)	Corporate Name	Resona Holdings, Inc.		Kansai Mirai Financial Group, Inc.
(2)	Location	1-5-65, Kiba, Koto-ku, Tokyo		2-2-1, Bingomachi, Chuo-ku, Osaka-shi, Osaka
(3)	Title and Name of Representative	Masahiro Minami, President and Representative Executive Officer		Tetsuya Kan, Representative Director and Executive President
(4)	Description of Business
The purposes of the company shall be to engage in the following business as a bank holding company:
1.          Management of the bank holding company group to which the company belongs, and any businesses incidental to or related thereto.
2.          Any business that a bank holding company is permitted to conduct under the Banking Act, in addition to the businesses set forth in the foregoing item.

The purposes of the company shall be to engage in the following business as a bank holding company:
1.          Management of the bank holding company group to which the company belongs, and any business incidental to or related thereto.
2.          Any business that a bank holding company is permitted to conduct under the Banking Act, in addition to the businesses set forth in the foregoing item.

(5)	Capital Stock	50,472 million yen		29,589 million yen
(6)	Date of Incorporation	December 12, 2001		November 14, 2017
(7)	Number of Issued Shares	2,302,829,191 shares of common stock		372,876,219 shares of common stock
(8)	Fiscal Year-End	March 31		March 31
(9)	Number of Employees	20,760 (consolidated)		6,693 (consolidated)
(10)	Major Shareholders and Ownership Ratio	The Master Trust Bank of Japan, Ltd. (Trust Account)	6.54%	Resona Holdings, Inc.	51.20%
		The Dai-ichi Life Insurance Company, Limited	5.44%	Sumitomo Mitsui Banking Corporation	21.27%
		Japan Trustee Services Bank, Ltd. (Trust Account)	4.43%	Japan Trustee Services Bank, Ltd. (Trust Account)	1.54%
		Japan Trustee Services Bank, Ltd. (Trust Account 9)	3.18%	The Master Trust Bank of Japan, Ltd. (Trust Account)	1.45%
		Nippon Life Insurance Company	2.84%	Japan Trustee Services Bank, Ltd. (Trust Account 9)	1.01%
		Japan Trustee Services Bank, Ltd. (Trust Account 7)	2.20%	Kansai Mirai Financial Group Employees’ Shareholding Association	1.00%
		AMUNDI GROUP (standing agent: The Hongkong and Shanghai Banking Corporation Limited, Tokyo Branch)	1.96%	Cedyna Financial Corporation	0.95%
		Japan Trustee Services Bank, Ltd. (Trust Account 5)	1.91%	JP MORGAN CHASE BANK 385151 (standing agent: Settlement & Clearing Services Department, Mizuho Bank, Ltd.)	0.79%
		STATE STREET BANK AND TRUST COMPANY 505001 (standing agent: Settlement & Clearing Services Department, Mizuho Bank, Ltd.)	1.71%	Nippon Life Insurance Company (standing agent: The Master Trust Bank of Japan, Ltd.)	0.77%
		JP MORGAN CHASE BANK 385151 (standing agent: Settlement & Clearing Services Department, Mizuho Bank, Ltd.)	1.68%	Japan Trustee Services Bank, Ltd. (Trust Account 5)	0.63%

(11)	Relationship among the Parties
	Capital Relationship	As of today, Resona Holdings holds 190,721,180 shares of common stock of Kansai Mirai Financial Group (ownership ratio: 51.15%). Resona Holdings is the parent company of Kansai Mirai Financial Group.
	Personnel Relationship
As of today, one executive officer of Resona Bank, Limited (which is a consolidated subsidiary of Resona Holdings) concurrently serves as a part-time director of Kansai Mirai Bank, Limited (which is a consolidated subsidiary of Kansai Mirai Financial Group).
In addition, as of today, four directors (excluding those who are audit and supervisory committee members; two of them are outside directors), and one director who serves as an audit and supervisory committee member of Kansai Mirai Financial Group were previously officers and employees of Resona group other than Resona Holdings and/or Kansai Mirai Group

	Transaction Relationship	No applicable matters, except for inter-bank transactions that may generally arise.
	Status as Related Parties	Kansai Mirai Financial Group is a consolidated subsidiary of Resona Holdings; therefore, Resona Holdings and Kansai Mirai Financial Group are mutually related parties.
(12)	Performance and Financial Condition for Last Three Years (Unit: millions of yen, unless specified otherwise)
		Resona Holdings (Consolidated)			Kansai Mirai Financial Group (Consolidated)
	Fiscal Year	Fiscal Year Ended March 2018	Fiscal Year Ended March 2019	Fiscal Year Ended March 2020	Fiscal Year Ended March 2018	Fiscal Year Ended March 2019	Fiscal Year Ended March 2020
	Net Assets (Consolidated)	2,102,936	2,356,178	2,316,543	131,937	473,520	455,350
	Total Assets (Consolidated)	50,243,789	59,110,075	60,512,454	3,538,460	11,630,112	11,225,125
	Net Assets per Share (Unit: yen)	900.72	911.17	904.60	2,100.58	1,263.56	1,214.33
	Ordinary Income (Consolidated)	742,927	860,706	880,544	14,192	192,866	189,725
	Ordinary Profit (Consolidated)	217,777	203,018	214,290	2,136	16,679	8,575
	Net Profit Attributable to the Shareholders of the Parent Company	236,251	175,162	152,426	72,054	68,422	3,925
	Net Profit per Share (Consolidated) (Unit: yen)	100.51	75.63	66.27	1,374.30	183.70	10.53
	Dividend per Share (Unit: yen)	Common stock: 20.00 Type 5 preferred stock: 459.375	Common stock: 21.00	Common stock: 21.00	-	25.00	10.00
(Note 1)	The ownership ratio is calculated by deducting treasury shares.
(Note 2)	Cedyna Financial Corporation changed its name to SMBC Finance Service Co., Ltd. on July 1, 2020.

5.	Status after the Share Exchange

Wholly-owning parent company resulting from the share exchange
(1)	Corporate Name	Resona Holdings, Inc.
(2)	Location	1-5-65, Kiba, Koto-ku, Tokyo
(3)	Representative	Masahiro Minami, President and Representative Executive Officer
(4)	Description of Business
The purposes of the company shall be to engage in the following business as a bank holding company:
1.          Management of the bank holding company group to which the company belongs, and any businesses incidental to or related thereto.
2.          Any business that a bank holding company is permitted to conduct under the Banking Act, in addition to the businesses set forth in the foregoing item.

(5)	Capital Stock	50,472 million yen
(6)	Fiscal Year-End	March 31
(7)	Net Assets	Not yet determined
(8)	Total Assets	Not yet determined

6.	Outline of Accounting Treatment

The Share Exchange is expected to constitute a transaction under common control under the Accounting Standards Regarding Business Combination.

7.	Future Outlook

Kansai Mirai Financial Group is already a consolidated subsidiary of Resona Holdings; therefore, it is expected that the effect of the Share Exchange on the performance of both Resona Holdings and Kansai Mirai Financial Group will be minor.

8.	Matters Regarding Transaction, with Controlling Shareholder

(1)	Whether the Transaction Constitutes a Transaction, with Controlling Shareholder and the Status of Compliance with the Guidelines on the Minority Shareholder Protection Policy

Resona Holdings is the controlling shareholder (parent company) of Kansai Mirai Financial Group. Accordingly, the Transaction constitutes a transaction with controlling shareholder. In its Corporate Governance Report disclosed on June 26, 2020, Kansai Mirai Financial Group stated, as the “Guidelines on the Minority Shareholder Protection Policy When Implementing a Transaction with Controlling Shareholder” that if it is to implement a transaction with Resona Holdings, it shall fully confirm the necessity of the transaction and that the conditions of the transaction will not significantly differ from those of general transactions with a third party.

As stated in (4) “Measures to Ensure Fairness” and (5) “Measures to Avoid Conflicts of Interest” in 3. “Grounds for Details of Allocation in the Share Exchange” above, in relation to the Transaction, Kansai Mirai Financial Group took measures to ensure the fairness of the conditions for the Transaction by responding to the issues of the structural conflict of interest and the asymmetric nature of information. Resona Holdings believes that such a response complies with the guidelines stated above.

(2)	Matters Regarding Measures to Ensure Fairness of the Transaction and Measures to Avoid Conflicts of Interest

As stated in (1) “Whether the Transaction Constitutes a Transaction, with Controlling Shareholder and the Status of Compliance with the Guidelines on the Minority Shareholder Protection Policy” above, the Transaction constitutes a transaction with controlling shareholder for Kansai Mirai Financial Group. Accordingly, Kansai Mirai Financial Group determined that it is necessary to take measures to ensure fairness and measures to avoid conflicts of interest. Thus, in its board of directors meeting, Kansai Mirai Financial Group deliberately discussed and considered various conditions for the Transaction; in addition, it ensured fairness and avoided conflicts of interest by taking the measures stated in 3. “Grounds for Details of Allocation in the Share Exchange,” (4) “Measures to Ensure Fairness” above and 3. “Grounds for Details of Allocation in the Share Exchange,” (5) “Measures to Avoid Conflicts of Interest” above, before determining the conditions for the Transaction.

(3)	Outline of an Opinion Obtained from Persons with No Interest in Controlling Shareholders that Indicates that the Relevant Transaction, is not Detrimental to Minority Shareholders

As stated in 3. “Grounds for Details of Allocation in the Share Exchange,” (5) “Measures to Avoid Conflicts of Interest” above, for the purposes of (1) ensuring careful decision-making by Kansai Mirai Financial Group, (2) eliminating risks of arbitrariness and conflicts of interest in the decision-making process of Kansai Mirai Financial Group’s board of directors and ensuring fairness of the process, and (3) making sure that the board’s decision to carry out the Transaction is not disadvantageous to Kansai Mirai Financial Group’s general shareholders, Kansai Mirai Financial Group established the Special Committee, and inquired of the Special Committee about the Matters of Inquiry.

As a result, Kansai Mirai Financial Group received the Written Report as of November 9, 2020, from the Special Committee. For details, please see 3. “Grounds for Details of Allocation in the Share Exchange,” (5) “Measures to Avoid Conflicts of Interest,” (a) “Establishment of an Independent Special Committee in Kansai Mirai Financial Group,” (iii) “Details of the Special Committee’s Decisions” above.

End.

<Contact for Matters at Issue>
Corporate Communications Division, Resona Holdings, Inc.
(Tokyo Head Office) 03-6704-1630; (Osaka Head Office) 06-6264-5685; (Saitama Branch Office) 048-835-1524

Public Relation Office, Kansai Mirai Financial Group
(Kansai Mirai Bank, Limited) 06-6268-7443; (The Minato Bank, Limited) 078-333-3247